                                                                 EXHIBIT 10.19


                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

                           DATED AS OF JUNE 30, 1995

                                  BY AND AMONG
                           USA WASTE SERVICES, INC.,
                                (THE "BORROWER")

                                      AND

                        THE SUBSIDIARIES OF THE BORROWER
                          LISTED ON SCHEDULE 1 HERETO
                              (THE "GUARANTORS"),

                                      AND

                       THE FIRST NATIONAL BANK OF BOSTON
                                   ("FNBB"),
                            BANK OF AMERICA ILLINOIS
                                    ("BAI")
                          J.P. MORGAN SECURITIES INC.
                                ("J.P. MORGAN")

                          (COLLECTIVELY, THE "AGENTS")

                                      AND

          FNBB, BAI, MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("MGT")
               AND THE OTHER FINANCIAL INSTITUTIONS WHICH BECOME
                           A PARTY TO THIS AGREEMENT

                          (COLLECTIVELY, THE "BANKS")

                                      AND

                        MGT AS THE ADMINISTRATIVE AGENT

                                      AND

                          FNBB AS DOCUMENTATION AGENT

                       (COLLECTIVELY, THE "BANK AGENTS")

Section 1.  DEFINITIONS AND RULES OF INTERPRETATION.  . . . . . . . . . . . . . . . . . . . . .  1
             Section 1.1.   Definitions.    . . . . . . . . . . . . . . . . . . . . . . . . . .  1
             Section 1.2.   Rules of Interpretation.    . . . . . . . . . . . . . . . . . . . .  15
Section 2.  THE REVOLVING CREDIT FACILITY.  . . . . . . . . . . . . . . . . . . . . . . . . . .  16
             Section 2.1.   Commitment to Lend.   . . . . . . . . . . . . . . . . . . . . . . .  16
             Section 2.2.   Reduction of Total Revolving Credit Commitment.   . . . . . . . . .  16
             Section 2.3.   The Revolving Credit Notes.   . . . . . . . . . . . . . . . . . . .  17
             Section 2.4.   Requests for Revolving Credit Loans.    . . . . . . . . . . . . . .  17
             Section 2.5.   Commitment Fee.   . . . . . . . . . . . . . . . . . . . . . . . . .  18
             Section 2.6.   Funds for Revolving Credit Loans    . . . . . . . . . . . . . . . .  18
             Section 2.7.   Maturity of the Revolving Credit Loans and Reimbursement
                             Obligations.   . . . . . . . . . . . . . . . . . . . . . . . . . .  19
             Section 2.8.   Mandatory Repayments of the Revolving Credit Loans.   . . . . . . .  19
             Section 2.9.   Optional Prepayments or Repayments of Revolving Credit Loans.   . .  20
Section 3.  LETTERS OF CREDIT.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
             Section 3.1.   Letter of Credit Commitments  . . . . . . . . . . . . . . . . . . .  20
             Section 3.2.   Reimbursement Obligation of the Borrower.   . . . . . . . . . . . .  21
             Section 3.3.   Obligations Absolute.   . . . . . . . . . . . . . . . . . . . . . .  22
             Section 3.4.   Reliance by the Issuing Bank.   . . . . . . . . . . . . . . . . . .  22
             Section 3.5.   Letter of Credit Fee.   . . . . . . . . . . . . . . . . . . . . . .  22
             Section 3.6.   Notice Regarding Letters of Credit.   . . . . . . . . . . . . . . .  23
Section 4.  THE TERM LOAN.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
             Section 4.1.   Commitment to Lend.   . . . . . . . . . . . . . . . . . . . . . . .  23
             Section 4.2.   The Term Notes.   . . . . . . . . . . . . . . . . . . . . . . . . .  23
             Section 4.3.   Schedule of Installment Payments of Principal.    . . . . . . . . .  23
             Section 4.4.   Optional Prepayment of Term Loan.   . . . . . . . . . . . . . . . .  24
             Section 4.5.   Mandatory Prepayments on Term Loan.   . . . . . . . . . . . . . . .  24
Section 5.  PROVISIONS RELATING TO ALL LOANS    . . . . . . . . . . . . . . . . . . . . . . . .  25
             Section 5.1.   Interest on Loans.    . . . . . . . . . . . . . . . . . . . . . . .  25
             Section 5.2.   Election of Eurodollar Rate; Notice of Election; Interest Periods;
                             Minimum Amounts. . . . . . . . . . . . . . . . . . . . . . . . . .  25
             Section 5.3.   Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
             Section 5.4.   Computations.   . . . . . . . . . . . . . . . . . . . . . . . . . .  27
             Section 5.5.   Capital Adequacy.   . . . . . . . . . . . . . . . . . . . . . . . .  27
             Section 5.6.   Certificate.    . . . . . . . . . . . . . . . . . . . . . . . . . .  28
             Section 5.7.   Interest on Overdue Amounts.    . . . . . . . . . . . . . . . . . .  28
             Section 5.8.   Interest Limitation.    . . . . . . . . . . . . . . . . . . . . . .  28
             Section 5.9.   Eurodollar Indemnity.   . . . . . . . . . . . . . . . . . . . . . .  28
             Section 5.10.  Illegality; Inability to Determine Eurodollar Rate.     . . . . . .  29
             Section 5.11.  Additional Costs, Etc.    . . . . . . . . . . . . . . . . . . . . .  29
             Section 5.12.  Reasonable Efforts to Mitigate.     . . . . . . . . . . . . . . . .  31
             Section 5.13.  Replacement of Banks.     . . . . . . . . . . . . . . . . . . . . .  31
Section 6.  REPRESENTATIONS AND WARRANTIES.   . . . . . . . . . . . . . . . . . . . . . . . . .  32
             Section 6.1.   Corporate Authority.  . . . . . . . . . . . . . . . . . . . . . . .  32

             Section 6.2.   Governmental Approvals.   . . . . . . . . . . . . . . . . . . . . .  33
             Section 6.3.   Title to Properties; Leases.    . . . . . . . . . . . . . . . . . .  34
             Section 6.4.   Financial Statements; Solvency.   . . . . . . . . . . . . . . . . .  34
             Section 6.5.   No Material Changes, Etc.   . . . . . . . . . . . . . . . . . . . .  34
             Section 6.6.   Franchises, Patents, Copyrights, Etc.   . . . . . . . . . . . . . .  35
             Section 6.7.   Litigation.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
             Section 6.8.   No Materially Adverse Contracts, Etc.   . . . . . . . . . . . . . .  35
             Section 6.9.   Compliance With Other Instruments, Laws, Etc.   . . . . . . . . . .  36
             Section 6.10.  Tax Status.     . . . . . . . . . . . . . . . . . . . . . . . . . .  36
             Section 6.11.  No Event of Default.    . . . . . . . . . . . . . . . . . . . . . .  36
             Section 6.12.  Holding Company and Investment Company Acts.    . . . . . . . . . .  36
             Section 6.13.  Absence of Financing Statements, Etc.     . . . . . . . . . . . . .  37
             Section 6.14.  Employee Benefit Plans.     . . . . . . . . . . . . . . . . . . . .  37
             Section 6.15.  Use of Proceeds.    . . . . . . . . . . . . . . . . . . . . . . . .  38
             Section 6.16.  Environmental Compliance.     . . . . . . . . . . . . . . . . . . .  38
             Section 6.17.  Perfection of Security Interests.     . . . . . . . . . . . . . . .  40
             Section 6.18.  Certain Transactions.     . . . . . . . . . . . . . . . . . . . . .  40
             Section 6.19.  Subsidiaries.     . . . . . . . . . . . . . . . . . . . . . . . . .  40
             Section 6.20.  Capitalization.     . . . . . . . . . . . . . . . . . . . . . . . .  41
             Section 6.21.  True Copies of Charter and Other Documents.     . . . . . . . . . .  41
             Section 6.22.  Disclosure.     . . . . . . . . . . . . . . . . . . . . . . . . . .  41
             Section 6.23.  Permits and Governmental Authority.     . . . . . . . . . . . . . .  41
             Section 6.24.  Intercompany Accounts.    . . . . . . . . . . . . . . . . . . . . .  42
             Section 6.25.  Chambers Shareholder Litigation Settlement.     . . . . . . . . . .  42
Section 7.  AFFIRMATIVE COVENANTS OF THE BORROWER AND THE GUARANTORS.   . . . . . . . . . . . .  42
             Section 7.1.   Punctual Payment.   . . . . . . . . . . . . . . . . . . . . . . . .  42
             Section 7.2.   Maintenance of Office.    . . . . . . . . . . . . . . . . . . . . .  42
             Section 7.3.   Records and Accounts.   . . . . . . . . . . . . . . . . . . . . . .  42
             Section 7.4.   Financial Statements, Certificates and Information.   . . . . . . .  42
             Section 7.5.   Corporate Existence and Conduct of Business.    . . . . . . . . . .  44
             Section 7.6.   Maintenance of Properties.    . . . . . . . . . . . . . . . . . . .  45
             Section 7.7.   Insurance.    . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
             Section 7.8.   Taxes.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
             Section 7.9.   Inspection of Properties, Books and Contracts.    . . . . . . . . .  46
             Section 7.10.  Compliance with Laws, Contracts, Licenses and Permits;
                             Maintenance of Material Licenses and Permits.    . . . . . . . . .  46
             Section 7.11.  Environmental Indemnification.    . . . . . . . . . . . . . . . . .  46
             Section 7.12.  Further Assurances.     . . . . . . . . . . . . . . . . . . . . . .  47
             Section 7.13.  Notice of Potential Claims or Litigation.     . . . . . . . . . . .  47
             Section 7.14.  Notice of Certain Events Concerning Insurance and
                             Environmental Claims.    . . . . . . . . . . . . . . . . . . . . .  47
             Section 7.15.  Response Actions.     . . . . . . . . . . . . . . . . . . . . . . .  48
             Section 7.16.  Notice of Default.    . . . . . . . . . . . . . . . . . . . . . . .  49
             Section 7.17.  Interest Rate Protection.     . . . . . . . . . . . . . . . . . . .  49

             Section 7.18.   Environmental Reports.     . . . . . . . . . . . . . . . . . . . .  49
             Section 7.19.   Chambers Shareholder Litigation Settlement.      . . . . . . . . .  49
Section 8.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER AND THE GUARANTORS.    . . . . . . . . .  49
             Section 8.1.    Restrictions on Indebtedness.    . . . . . . . . . . . . . . . . .  49
             Section 8.2.    Restrictions on Liens.     . . . . . . . . . . . . . . . . . . . .  51
             Section 8.3.    Restrictions on Investments.     . . . . . . . . . . . . . . . . .  53
             Section 8.4.    Mergers, Consolidations, Sales.    . . . . . . . . . . . . . . . .  53
             Section 8.5.    Sale and Leaseback.    . . . . . . . . . . . . . . . . . . . . . .  54
             Section 8.6.    Restricted Distributions and Redemptions.    . . . . . . . . . . .  54
             Section 8.7.    Employee Benefit Plans.    . . . . . . . . . . . . . . . . . . . .  55
             Section 8.8.    Subordinated Debt.     . . . . . . . . . . . . . . . . . . . . . .  56
             Section 8.9.    Capital Expenditures.    . . . . . . . . . . . . . . . . . . . . .  56
             Section 8.10.   Reliance Documents.      . . . . . . . . . . . . . . . . . . . . .  56
Section 9.  FINANCIAL COVENANTS OF THE BORROWER.    . . . . . . . . . . . . . . . . . . . . . .  56
             Section 9.1.    Leverage Ratio.    . . . . . . . . . . . . . . . . . . . . . . . .  56
             Section 9.2.    Interest Coverage Ratio.     . . . . . . . . . . . . . . . . . . .  57
             Section 9.3.    Consolidated Net Worth.    . . . . . . . . . . . . . . . . . . . .  58
             Section 9.4.    Debt Service Coverage Ratio.     . . . . . . . . . . . . . . . . .  58
Section 10.  CONDITIONS TO INITIAL LOAN.    . . . . . . . . . . . . . . . . . . . . . . . . . .  58
              Section 10.1.  Corporate Action.      . . . . . . . . . . . . . . . . . . . . . .  58
              Section 10.2.  Loan Documents, Etc.     . . . . . . . . . . . . . . . . . . . . .  58
              Section 10.3.  Certified Copies of Charter Documents.     . . . . . . . . . . . .  58
              Section 10.4.  Incumbency Certificate.      . . . . . . . . . . . . . . . . . . .  58
              Section 10.5.  Validity of Liens.     . . . . . . . . . . . . . . . . . . . . . .  59
              Section 10.6.  Certificates of Insurance.     . . . . . . . . . . . . . . . . . .  59
              Section 10.7.  Opinions of Counsel and Permit Certificate.      . . . . . . . . .  59
              Section 10.8.  Chambers Merger.     . . . . . . . . . . . . . . . . . . . . . . .  59
              Section 10.9.  Existing Debt.     . . . . . . . . . . . . . . . . . . . . . . . .  59
              Section 10.10. Satisfactory Financial Condition.    . . . . . . . . . . . . . . .  60
              Section 10.11. Litigation Matters.    . . . . . . . . . . . . . . . . . . . . . .  60
              Section 10.12. Environmental Reports.     . . . . . . . . . . . . . . . . . . . .  60
              Section 10.13. Reincorporation of Borrower.     . . . . . . . . . . . . . . . . .  60
Section 11.  CONDITIONS TO ALL LOANS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
              Section 11.1.  Representations True.      . . . . . . . . . . . . . . . . . . . .  60
              Section 11.2.  Performance; No Event of Default.      . . . . . . . . . . . . . .  61
              Section 11.3.  No Legal Impediment.     . . . . . . . . . . . . . . . . . . . . .  61
              Section 11.4.  Governmental Regulation.     . . . . . . . . . . . . . . . . . . .  61
              Section 11.5.  Proceedings and Documents.     . . . . . . . . . . . . . . . . . .  61
Section 12.  COLLATERAL SECURITY.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
Section 13.  EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF COMMITMENT.    . . . . . . . . . .  62
              Section 13.1.  Events of Default and Acceleration.      . . . . . . . . . . . . .  62
              Section 13.2.  Termination of Commitments.      . . . . . . . . . . . . . . . . .  65
              Section 13.3.  Remedies.      . . . . . . . . . . . . . . . . . . . . . . . . . .  65

Section 14.  SETOFF.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Section 15.  EXPENSES.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Section 16.  THE BANK AGENTS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
              Section 16.1.  Appointment, Powers and Immunities.    . . . . . . . . . . . . . .  67
              Section 16.2.  Actions By Bank Agents.    . . . . . . . . . . . . . . . . . . . .  68
              Section 16.3.  Indemnification.   . . . . . . . . . . . . . . . . . . . . . . . .  68
              Section 16.4.  Reimbursement.   . . . . . . . . . . . . . . . . . . . . . . . . .  68
              Section 16.5.  Documents.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
              Section 16.6.  Non-Reliance on Bank Agents and Other Banks.   . . . . . . . . . .  69
              Section 16.7.  Resignation of Bank Agents.    . . . . . . . . . . . . . . . . . .  70
              Section 16.8.  Action by the Banks, Consents, Amendments, Waivers, Etc.   . . . .  70
Section 17.  INDEMNIFICATION.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
Section 18.  SURVIVAL OF COVENANTS, ETC.    . . . . . . . . . . . . . . . . . . . . . . . . . .  71
Section 19.  ASSIGNMENT AND PARTICIPATION.    . . . . . . . . . . . . . . . . . . . . . . . . .  72
Section 20.  PARTIES IN INTEREST.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
Section 21.  NOTICES, ETC.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
Section 22.  MISCELLANEOUS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
Section 23.  CONSENTS, ETC.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
Section 24.  WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY APPLICABLE LAW,  . . . . . . . .  75
Section 25.  GOVERNING LAW.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
Section 26.  SEVERABILITY.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
Section 27.  GUARANTY.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
              Section 27.1.  Guaranty.    . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
              Section 27.2.  Guaranty Absolute.   . . . . . . . . . . . . . . . . . . . . . . .  76
              Section 27.3.  Effectiveness; Enforcement.    . . . . . . . . . . . . . . . . . .  77
              Section 27.4.  Waiver.    . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
              Section 27.5.  Expenses.    . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
              Section 27.6.  Concerning Joint and Several Liability of the Guarantors.    . . .  78
              Section 27.7.  Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
              Section 27.8.  Subrogation; Subordination   . . . . . . . . . . . . . . . . . . .  81
              Section 27.9.  New Guarantors.    . . . . . . . . . . . . . . . . . . . . . . . .  81
Section 28.  FINAL AGREEMENT.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81


                                    Exhibits
                                    --------

                 Exhibit A-1          Form of Revolving Credit Note
                 Exhibit A-2          Form of Term Note
                 Exhibit B            Form of Loan and Letter of Credit Request
                 Exhibit C            Form of Compliance Certificate

                 Exhibit D            Borrower's Standard Due Diligence Practice
                 Exhibit E            Form of Assignment and Acceptance


                                 Schedules
                                 ---------
                 Schedule 1           Subsidiaries of the Borrower
                 Schedule 2           Eurodollar Lending Offices
                 Schedule 3.1(a)      Existing Letters of Credit
                 Schedule 6.7         Litigation
                 Schedule 6.16        Environmental Compliance
                 Schedule 8.1(h)      Existing Indebtedness
                 Schedule 8.1(i)      Intercompany Accounts
                 Schedule 8.1(n)      Existing Letters of Credit
                 Schedule 8.2(a)      Existing Liens

                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

         This REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of the 30th day of June, 1995, by and among USA WASTE SERVICES, INC., a Delaware corporation (the "Borrower"), its Subsidiaries listed on Schedule 1 hereto as amended from time to time (each a "Guarantor," and, collectively, the "Guarantors"), each of which companies (unless otherwise listed on Schedule 1 hereto) having its chief executive offices at 5000 Quorum Drive, Suite 300, Dallas, Texas 75240, and THE FIRST NATIONAL BANK OF BOSTON, a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110 ("FNBB"), BANK OF AMERICA ILLINOIS, an Illinois banking association having its principal place of business at 231 South LaSalle Street Chicago, IL 60697 ("BAI"), and J.P. MORGAN SECURITIES INC., a Delaware corporation having its principal place of business at 60 Wall Street, New York, New York 10260 ("J.P. Morgan") (collectively, the "Agents"), FNBB, BAI, Morgan Guaranty Trust Company of New York, a New York state banking association having its principal place of business at 60 Wall Street, New York, New York 10260 ("MGT") and other financial institutions which become a lender hereunder (collectively, the "Banks"), and MGT as the Administrative Agent and FNBB, as Documentation Agent (collectively, the "Bank Agents").

         SECTION 1.  DEFINITIONS AND RULES OF INTERPRETATION.

         SECTION 1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Agreement referred to below:

         Accountants.  See Section 7.4(a).

         Affected Bank.  See Section 5.13.

         Administrative Agent.  See Preamble.

         Agreement. This Revolving Credit and Term Loan Agreement, including the Schedules and Exhibits hereto, as from time to time amended and supplemented in accordance with the terms hereof.

         Applicable Commitment Rate. The applicable rate per annum set forth in the following table:

                        PRICING RATIO                               RATE
                        -------------                               ----
       less than or equal to 2:1                               0.25% per annum

       greater than 2:1 but less than or equal to 3:1         0.375% per annum

       greater than 3:1                                        0.50% per annum


The effective date of a change in the Applicable Commitment Rate shall be the earlier of (a) forty-fifth day after the end of a fiscal quarter or (b) the first day after receipt by the Administrative Agent of a Compliance Certificate delivered pursuant to Section 7.4(c) or (d) hereof based on the Pricing Ratio as of the end of the previous quarter.

         Applicable L/C Fee. The applicable Letter of Credit Fee set forth in the following table:

                                                                     APPLICABLE
                          PRICING RATIO                               L/C FEE
                          -------------                              ----------
       less than or equal to 2:1                                   0.75% per annum

       greater than 2:1 but less than or equal to 2.5:1               1% per annum

       greater than 2.5:1 but less than or equal to 3:1            1.25% per annum

       greater than 3:1 but less than or equal to 3.5:1            1.50% per annum

       greater than 3.5:1                                          1.75% per annum

The effective date of a change in the Applicable L/C Fee shall be the earlier of (a) forty-fifth day after the end of a fiscal quarter or (b) the first day after receipt by the Administrative Agent of a Compliance Certificate delivered pursuant to Section 7.4(c) or (d) hereof based on the Pricing Ratio as of the end of the previous quarter.

         Applicable Rate. The applicable rate per annum of interest on the Loans set forth in the following table:


                                         APPLICABLE RATE FOR BASE     APPLICABLE RATE FOR EURODOLLAR
                 PRICING RATIO                  RATE LOANS                        LOANS
                 -------------           ------------------------     -------------------------------
         less than or equal to 2:1       Base Rate                   Eurodollar Rate plus 0.75% per
                                                                     annum

         greater than 2:1 but less       Base Rate                   Eurodollar Rate plus 1% per
         than or equal to 2.5:1                                      annum

         greater than 2.5:1 but less     Base Rate                   Eurodollar Rate plus 1.25% per
         than or equal to 3:1                                        annum

         greater than 3:1 but less       Base Rate plus 0.25% per    Eurodollar Rate plus 1.50% per
         than or equal to 3.5:1          annum                       annum

         greater than 3.5:1              Base Rate plus 0.50% per    Eurodollar Rate plus 1.75% per
                                         annum                       annum

The effective date of a change in the Applicable Rate shall be the earlier of
(a) forty-fifth day after the end of a fiscal quarter or (b) the first day after receipt by the Administrative Agent of a Compliance Certificate delivered pursuant to Section 7.4(c) or (d) hereof based on the Pricing Ratio as of the end of the previous quarter.

         Applicable Requirements.  See Section 7.10.

         Assignment and Acceptance.  See Section 19.

         Automated. Automated Recycling Technologies, Inc., a New Jersey corporation.

         Automated Shares. The shares of Automated which are owned by Envirofil, Inc.

         Balance Sheet Date.  December 31, 1994.

         Bank Agents.  See Preamble.

         Banks.  See Preamble.

         Base Rate. The higher of (a) the annual rate of interest announced from time to time by the Administrative Agent at its Head Office as its "prime rate" (it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by the Agent) or (b) one percent (1%) above the Overnight Federal Funds Effective Rate.

         Base Rate Loans. Loans bearing interest calculated by reference to the Base Rate.

         Borrower.  See preamble.

         Business Day. Any day, other than a Saturday, Sunday or any day on which banking institutions in New York, New York are authorized by law to close, and, when used in connection with a Eurodollar Loan, a Eurodollar Business Day.

         Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises, customer lists, and goodwill); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

         Capital Expenditures. Amounts paid or Indebtedness incurred by any Person in connection with the purchase or lease by such Person of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP.

         CERCLA.  See Section 6.16(a).

         Certified or certified. With respect to the financial statements of any Person, such statements as audited by a firm of independent auditors, whose report expresses the opinion, without qualification, that such financial statements present fairly the financial position of such Person.

         CFO.  See Section 7.4(b).

         Chambers.  Chambers Development Company, Inc.

         Chambers Judgments.  See Section 13.1(n).

         Chambers Merger. The merger of Chambers and Chambers Acquisition Corporation pursuant to the terms of the Merger Agreement.

         Chambers Shareholder Litigation.  See Section 10.11.

         Chambers Shareholder Litigation Settlement.  See Section 10.11.

         Closing Date.  The date on which the conditions precedent set forth in
Section 10 hereof are satisfied.

         Code. The Internal Revenue Code of 1986, as amended and in effect from time to time.

         Collateral. All of the stock of and partnership interests in the Subsidiaries of the Borrower and the Automated Shares and the Intercompany Accounts, whether now owned or hereafter acquired, and the proceeds thereof and other property related thereto, all as more particularly described as subject to the security interests created by the Pledge Agreement, the Partnership Pledge Agreement and the Security Agreement.

         Commitment Fee.  See Section 2.5.

         Commitment Percentage. With respect to each Bank, the percentage set forth beside its name below (subject to adjustment upon any purchases or sales of any assignments pursuant to Section 19):

         BANK                       PERCENTAGE
         ----                       ----------
         FNBB                          33 1/3%
         BAI                           33 1/3%
         MGT                           33 1/3%

         Compliance Certificate.  See Section 7.4(c).

         Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and the Guarantors consolidated in accordance with GAAP.

         Consolidated Cash Flow. For any period, on a consolidated basis, EBIT plus (a) operating lease payments and amortization of goodwill and other intangibles (not including landfill amortization) minus (b) cash income taxes for such period, all as determined in accordance with GAAP.

         Consolidated Debt Service. For any period, Consolidated Total Interest Expense plus (a) scheduled payments on capitalized leases (to the extent not already included in the calculation of Consolidated Total Interest Expense or in the scheduled principal payments described in clause (c) of this definition), and (b) operating lease payments and (c) scheduled principal payments with respect to Indebtedness for borrowed money due and payable during such period, all as determined in accordance with GAAP.

         Consolidated Earnings Before Interest and Taxes, or EBIT. For any period, the Consolidated Net Income (or Deficit) of the Borrower and the

Guarantors on a consolidated basis plus (1) interest expense, and (2) income taxes, and (3) up to $25,000,000 of merger expenses taken as a special charge in the quarter in which the Chambers Merger is consummated with respect to the Chambers Merger, to the extent each was deducted in determining Consolidated Net Income.

         Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization or EBITDA. For any period, EBIT plus (a) depreciation expense, and (b) amortization expense to the extent the same would be included in the calculation of EBIT for such period, determined in accordance with GAAP.

         Consolidated Net Income (or Deficit) or Net Income (or Deficit). The consolidated net income (or deficit) of the Borrower and the Guarantors, or the net income of the Borrower or any Guarantor on an individual basis, as the case may be, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.

         Consolidated Net Worth. The excess of Consolidated Total Assets over Consolidated Total Liabilities.

         Consolidated Total Assets. All assets of the Borrower and the Guarantors determined on a consolidated basis in accordance with GAAP.

         Consolidated Total Interest Expense. For any period, the aggregate amount of interest expense required by GAAP to be paid or accrued during such period on all Indebtedness of the Borrower and the Guarantors outstanding during all or any part of such period, including capitalized interest expense for such period.

         Consolidated Total Liabilities. All liabilities of the Borrower and the Guarantors determined on a consolidated basis in accordance with GAAP.

         Consulting Engineer. WHI, Inc., CH2M Hill or such other engineering consulting firm acceptable to the Documentation Agent.

         Consulting Engineer's Report.  See Section 8.4.

         Default.  See Section 13.

         Defaulting Bank.  See Section 5.13.

         Disposal.  See "Release".

         Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of any Person, other than dividends payable solely in shares of common stock of such Person; the purchase, redemption, or other retirement of any shares of any class of capital stock of such Person, directly or indirectly through a Subsidiary or otherwise; the return of equity capital by any Person to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of such Person.

         Documentation Agent.  See Preamble.

         Dollars or $. Dollars in lawful currency of the United States of America.

         Drawdown Date.  The date on which any Loan is made or is to be made.

         EBIT.  See definition of Consolidated Earnings Before Interest and
Taxes.

         EBITDA. See definition of Consolidated Earnings Before Interest, Taxes, Depreciation, and Amortization.

         Employee Benefit Plan. Any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by the Borrower, any Guarantor, or any ERISA Affiliate, other than a Multiemployer Plan.

         Enhanced IRBs.  See Section 8.1(m).

         Environmental Laws.  See Section 6.16(a).

         EPA.  See Section 6.16(b).

         ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

         ERISA Affiliate. Any Person which is treated as a single employer with the Borrower or any Guarantor under Section 414 of the Code.

         ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

         Eurodollar Interest Determination Date. For any Interest Period, the date two Eurodollar Business Days prior to the first day of such Interest Period.

         Eurodollar Loans. Loans bearing interest calculated by reference to the Eurodollar Rate.

         Eurodollar Lending Office. Initially, the office of each Bank designated as such in Schedule 2 hereto; thereafter, upon notice to the Administrative Agent, such other office of such Bank that shall be making or maintaining Eurodollar Loans.

         Eurodollar Rate. For any Interest Period with respect to a Eurodollar Loan, the rate of interest equal to (i) the arithmetic average of the rates per annum for each Reference Bank at which such Reference Bank's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of such Reference Bank to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable (rounded upwards to the nearest 1/16 of one percent).

         Event of Default.  See Section 13.

         First Amendment Date. The date on which FNBB, BAI and MTC complete syndication of the Loans, and new financial institutions become party to this Agreement.

         generally accepted accounting principles or GAAP. When used (1) in general, generally accepted accounting principles means principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors as shall be concurred in by independent certified public accountants of recognized standing whose report expresses an unqualified opinion (other than one or more qualifications regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been applied; and (2) when used with reference to the Borrower and the Guarantors with respect to the determination of compliance with the covenants set forth in Section 9 hereof and determination of the Pricing Ratio, such principles shall include the accounting practices reflected in the consolidated financial statements of the Borrower and its Subsidiaries as of the Balance Sheet Date, consistently applied.

         Guaranteed Obligations.  See Section 27.1.

         Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower, any Guarantor, or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         Guarantors.  See preamble.

         Hazardous Substances.  See Section 6.16(b).

         Head Office. The Administrative Agent's head office located in New York, New York, or at such other location as the Administrative Agent may designate from time to time.

         Indebtedness. All obligations, contingent and otherwise, that in accordance with GAAP should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified or so referred to by footnotes: (a) all debt and similar monetary obligations (including all capitalized leases and those operating leases which have a term longer than 3 years), whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all obligations for the deferred purchase price of any property or services; and (d) all guarantees, endorsements (other than endorsements in the ordinary course of business of negotiable instruments or documents for transfer, deposit or collection) and other contingent obligations, whether direct or indirect, including, without limitation, any obligation to supply funds to or in any manner to invest in, directly or indirectly, any Person, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling any Person to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

         Intercompany Accounts. Promissory notes or accounts evidencing the intercompany obligations of the Borrower and Guarantors, in which the Borrower and the Guarantors have granted a security interest to the Documentation Agent, for the benefit of the Banks.

         Interest Period.  With respect to each Eurodollar Loan:

                 (a) initially, the period commencing on the date of a conversion from a Base Rate Loan into a Eurodollar Loan or the making of a Eurodollar Loan, and ending one (1), two (2), three (3), or six
         (6) months thereafter, as the case may be, as the Borrower may select; and

                 (b) thereafter, each subsequent Interest Period shall begin on the last day of the preceding Interest Period, and end one
         (1), two (2), three (3), or six (6) months thereafter, as the case may be, as the Borrower may select;

                 (c) provided that any Interest Period which would otherwise end on a day which is not a Business Day shall be deemed to end on the next preceding Business Day.

         Interest Rate Protection Agreements. One or more agreements providing for a swap or cap with respect to the interest payable by the Borrower on portions of the Term Loan hereunder in accordance with Section 7.17, and reasonably acceptable to the Agents.

         Interim Balance Sheet Date.  March 31, 1995.

         Interim Compliance Certificate.  See Section 7.4(d).

         Investments. All expenditures made by a Person and all liabilities incurred (contingently or otherwise) by a Person for the acquisition of stock, pre-payments for use of landfill air space in excess of usual and customary industry practice, or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any other Person, including without limitation, the funding of any captive insurance company. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         Investment Grade. Any time when the Borrower's senior unsecured debt is rated (i) "BBB" or better by Standard & Poor's Ratings Group, or (ii) "BBB-" or better by Standard & Poor's Ratings Group and "Baa3" or "BBB-" (or the equivalent thereof) or better by Moody's Investors Services, Inc., Duff & Phelps Credit Rating Co., or another national rating agency.

         Issuing Bank. The Bank(s) issuing letters of credit for the Banks which shall be FNBB, MGT (with respect to the MGT Letter of Credit) and such other Bank(s) as agreed to by the Borrower and the Bank Agents.

         Letter of Credit Applications. Letter of Credit Applications in such form as may be agreed upon by the Borrower and the Issuing Bank from time to time which are entered into pursuant to Section 3 hereof as such Letter of Credit Applications are amended, varied or supplemented from time to time; provided, however, in the event of any conflict or inconsistency between the terms of any Letter of Credit Application and this Agreement, the terms of this Agreement shall control.

         Letter of Credit Fee.  See Section 3.5.

         Letters of Credit. Standby Letters of Credit issued or to be issued by the Issuing Bank under Section 3 hereof for the account of the Borrower.

         Loan Documents. This Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Pledge Agreement, the Partnership Pledge Agreement, the Security Agreement and any documents, instruments or agreements executed in connection with any of the foregoing, each as amended, modified, supplemented, or replaced from time to time.

         Loan and Letter of Credit Request.  See Section 2.4.

         Loans. Revolving credit and term loans made or to be made by the Banks to the Borrower pursuant to Section 2 and Section 4 hereof.

         Maturity Date.  June 30, 2000.

         Majority Banks. Initially, 100% of the Banks, and after First Amendment Date, as of any date, the Banks holding fifty-one percent (51%) of the outstanding principal amount of the Loans on such date or to the extent no Loans are outstanding, the Banks with fifty-one percent (51%) of the Total Revolving Credit Commitment.

         Material Guarantor. Any Guarantor which, at the time such determination is made, (a) has assets, revenues, or liabilities equal to at least $8,000,000, or (b) is the holder of or the applicant for a permit to operate a solid waste facility pursuant to RCRA or any analogous state law.

         Maximum Drawing Amount. The maximum aggregate amount from time to time that the beneficiaries may draw under outstanding Letters of Credit.

         Merger Agreement. Amended and Restated Agreement and Plan of Merger dated as of November 28, 1994, as amended June 27, 1995, between the Borrower, Chambers Acquisition Corporation, and Chambers.

         MGT Letter of Credit. The irrevocable letter of credit from MGT to NationsBank, N.A. (Carolinas) as beneficiary in the original face amount of $112,000,000 issued under this Agreement.

         Multiemployer Plan.  Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrower, any Guarantor, or any ERISA Affiliate.

         1992 Convertible Debt. $49,000,000 in 8 1/2% convertible subordinated debentures issued pursuant to the prospectus of the Borrower dated as of September 18, 1992.

         Notes. The Revolving Credit Notes and Term Notes of the Borrower evidencing the Loans, dated the date of this Agreement and in substantially the form of Exhibits A-1 and A-2 hereto.

         Obligations. All indebtedness, obligations and liabilities of the Borrower to any of the Banks and the Bank Agents and the Guaranteed Obligations of the Guarantors arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or the Letters of Credit, the Notes, interest rate and commodity swap agreements, cap agreements and collar agreements, other agreements or arrangements designed to protect against fluctuations in interest rates or commodity prices, or any other instrument at any time evidencing any thereof individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

         Overnight Federal Funds Effective Rate. The overnight federal funds effective rate as published by the Board of Governors of the Federal Reserve System, as in effect from time to time.

         Partnership Pledge Agreement. The Partnership Pledge Agreement, dated as of the date hereof, among certain of the Guarantors and the Documentation Agent, pledging all of the partnership interests in Rail-It Limited Partnership to the Documentation Agent for the benefit of the Banks, as such agreement may be modified, amended or supplemented from time to time.

         PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

         Performance Letter of Credit. Any letter of credit determined to be a Performance Letter of Credit by the Bank Agents in their sole discretion.

         Permitted Liens.  See Section 8.2.

         Person. Any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Pledge Agreement. The Pledge Agreement, dated as of the date hereof, among the Borrower, the Guarantors, and the Documentation Agent pledging all of the stock of the Subsidiaries of the Borrower and the Automated Shares to the Documentation Agent for the benefit of the Banks, as such agreement may be further amended, modified, or supplemented from time to time.

         Prairie Crossing Guaranty. The home value guaranties to be given by the Borrower pursuant to the Undertaking Regarding Home Value Guaranty dated as of December 31, 1993, between the Borrower and Prairie Crossing Homeowners Association, Inc.

         Pricing Ratio. See Section 9.1. The Pricing Ratio shall be fixed at greater than 3.5:1 from the Closing Date until the earlier of (a) the forty-fifth day after the fiscal quarter ending September 30, 1995 or (b) receipt by the Administrative Agent of the Compliance Certificate delivered pursuant to Section 7.4(c) or (d) hereof for such quarter, at which time, and thereafter on the earlier of (a) the forty-fifth day after each subsequent fiscal quarter end or (b) receipt by the Administrative Agent of the Compliance Certificate delivered pursuant to Section 7.4(c) or (d) hereof for such quarter, the Pricing Ratio shall be the actual Pricing Ratio as set forth in the calculation of compliance with Section 9.1 hereof on the Compliance Certificate or estimated Pricing Ratio as set forth in the calculation of
Section 9.1 on the Interim Compliance Certificate; provided if the Pricing Ratio as set forth on the Interim Compliance Certificate differs from the Pricing Ratio set forth on the fourth quarter Compliance Certificate when it is delivered pursuant to Section 7.4(c), then the

Administrative Agent shall make appropriate adjustments (retroactive to the earlier of (a) forty-fifth day after the end of the fourth fiscal quarter or
(b) the first day after the delivery of the Compliance Certificate delivered to the Administrative Agent pursuant to Section 7.4(c) or (d) hereof ) on the basis of the Pricing Ratio set forth on the fourth quarter Compliance Certificate.

         RCRA.  See Section 6.16(a).

         Real Property. All real property heretofore, now, or hereafter owned, operated, or leased by the Borrower or any of the Guarantors.

         Reference Banks.  FNBB, BAI and MGT.

         Reimbursement Obligation. The Borrower's obligation to reimburse the Issuing Bank and the Banks on account of any drawing under any Letter of Credit as provided in Section 3.2.

         Release. Shall have the meaning specified in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq. ("CERCLA") and the term "Disposal" (or "Disposed") shall have the meaning specified in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq. ("RCRA") and regulations promulgated thereunder; provided, that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment and provided further, to the extent that the laws of a state wherein the property lies establish a meaning for "Release" or "Disposal" which is broader than specified in either CERCLA, or RCRA, such broader meaning shall apply to the Borrower's or any Guarantor's activities in that state.

         Replacement Bank.  See Section 5.13.

         Replacement Notice.  See Section 5.13.

         Revolving Credit Commitment. With respect to each Bank, the amount determined by multiplying such Bank's Commitment Percentage by the aggregate amount of the Total Revolving Credit Commitment specified in Section 2.1 hereof, as the same may be reduced from time to time.

         Revolving Credit Loans.  Loans advanced pursuant to Section 2.1.

         Security Agreement. The Security Agreement, dated as of the date hereof, among the Borrower, the Guarantors, and the Documentation Agent, pursuant to which the Borrower and the Guarantors grant a security interest in and lien on the Intercompany Accounts to the Documentation

Agent for the benefit of the Banks, as such agreement may be amended, modified or supplemented from time to time.

         Subordinated Debt. Indebtedness of the Borrower and the Guarantors which has been subordinated to the Obligations on terms and conditions satisfactory to the Majority Banks including, but not limited to (i) the 1992 Convertible Debt and (ii) the Subordinated Debt listed on Schedule 8.1(b) hereto; provided that the Borrower and the Guarantors shall have received the prior written consent of the Majority Banks to the terms thereof.

         Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority of the outstanding capital stock or other interest entitled to vote generally.

         Term Loan.  See Section 4.1.

         Total Revolving Credit Commitment.  See Section 2.1.

         SECTION 1.2.  RULES OF INTERPRETATION.

                 (a) A reference to any document or agreement (including this Agreement) shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

                 (b) The singular includes the plural and the plural includes the singular.

                 (c) A reference to any law includes any amendment or modification to such law.

                 (d) A reference to any Person includes its permitted successors and permitted assigns.

                 (e) Accounting terms capitalized but not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                 (f) The words "include", "includes" and "including" are not limiting.

                 (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein.

                 (h) Reference to a particular "Section " refers to that section of this Agreement unless otherwise indicated.

                 (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

         SECTION 2.  THE REVOLVING CREDIT FACILITY.

         SECTION 2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date, upon notice by the Borrower to the Administrative Agent given in accordance with Section 2.4, such Bank's Commitment Percentage of sums as are requested by the Borrower provided that the sum of the outstanding principal amount of Revolving Credit Loans and the Maximum Drawing Amount of outstanding Letters of Credit shall not exceed a maximum aggregate amount outstanding of $300,000,000, as such amount may be reduced pursuant to Section 2.2 hereof (the "Total Revolving Credit Commitment"). Each request for a Revolving Credit Loan or Letter of Credit hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 10 and Section 11, as the case may be, have been satisfied on the date of such request. Any unpaid Reimbursement Obligation with respect to any Letter of Credit shall be a Base Rate Loan hereunder.

         SECTION 2.2.  REDUCTION OF TOTAL REVOLVING CREDIT COMMITMENT.

         (a) The Borrower shall have the right at any time and from time to time upon three (3) Business Day's prior written notice to the Administrative Agent to reduce by $10,000,000 or greater amount or terminate entirely the Total Revolving Credit Commitment, whereupon the Revolving Credit Commitment of each Bank shall be reduced pro rata in accordance with such Bank's Commitment Percentage of the amount specified in such notice or, as the case may be, terminated. The Administrative Agent will notify the Banks promptly after receiving any notice delivered by the Borrower pursuant to this Section 2.2. Notwithstanding the foregoing, at no time may the Total Revolving Credit Commitment be reduced to an amount less than the sum of (i) the Maximum Drawing Amount of all Letters of Credit then outstanding and (ii) all Revolving Credit Loans then outstanding.

         (b) No reduction or termination of the Total Revolving Credit Commitment once made may be revoked; the portion of the Total Revolving Credit Commitment reduced or terminated may not be reinstated; and amounts in respect of such reduced or terminated portion may not be reborrowed.

         SECTION 2.3. THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A-1 hereto (each, a "Revolving Credit Note"), dated as of the Closing Date and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in an amount equal to such Bank's Revolving Credit Commitment, and representing the obligation of the Borrower to pay such Bank such principal amounts or, if less, the outstanding principal amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, in connection with a Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's records reflecting the making of the Revolving Credit Loan or the receipt of such payment (as the case may be) and may, prior to any transfer of its Revolving Credit Note, endorse on the reverse side thereof the outstanding principal amount of Revolving Credit Loans evidenced thereby. The outstanding amount of the Revolving Credit Loans set forth on such Bank's record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Revolving Credit Notes to make payments of principal of or interest on any Revolving Credit Note when due.

         SECTION 2.4. REQUESTS FOR REVOLVING CREDIT LOANS. The Borrower shall give to the Administrative Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in writing or a telecopy in the form of Exhibit B hereto) of each Revolving Credit Loan requested hereunder (a "Loan and Letter of Credit Request") not later than (a) 11:00 a.m. (New York time) on the proposed Drawdown Date of any Base Rate Loan, or (b) 11:00 a.m. (New York time) three (3) Eurodollar Business Days prior to the Drawdown Date of any Eurodollar Loan. Each Revolving Credit Loan requested shall be in a minimum amount of $5,000,000 and the total outstanding amount of the Revolving Credit Loans shall not exceed $160,000,000 minus the outstanding amount of Enhanced IRBs at any time. Each such request shall specify the principal amount of the Revolving Credit Loan requested and shall reflect the Maximum Drawing Amount of all Letters of Credit outstanding and the amount of Enhanced IRBs outstanding. Revolving Credit Loan requests made hereunder shall be irrevocable and binding on the Borrower, and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each of the representations and warranties made by or on behalf of the Borrower and the Guarantors to the Banks or the Agents in this Agreement or any other Loan Document shall be true and correct in all material respects when made and shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date of the submission of a Loan and Letter of Credit Request and on and as of the Drawdown Date of such Revolving Credit Loan or the date of issuance of such Letter of Credit (except to the extent (i) of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents, (ii) of changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse to the business, assets or financial condition of the Borrower and the Guarantors as a whole, or (iii) that such representations and warranties expressly relate only to an earlier date). The Administrative Agent shall promptly notify each Bank of each Loan and Letter of Credit Request received by the Administrative Agent.

         SECTION 2.5. COMMITMENT FEE. Subject in all respects to Section 5.8 hereof, the Borrower agrees to pay to the Administrative Agent for the account of the Banks a commitment fee (the "Commitment Fee") at the Applicable Commitment Rate on the unused portion of the Total Revolving Credit Commitment during each calendar quarter or portion thereof from and including the Closing Date to the Maturity Date (or to the date of termination in full of the Total Revolving Credit Commitment, if earlier). The Commitment Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on October 1, 1995, with a final payment on the Maturity Date.

         SECTION 2.6.  FUNDS FOR REVOLVING CREDIT LOANS.

         (a) Not later than 12:00 noon (New York time) on the proposed Drawdown Date of any Revolving Credit Loan, each of the Banks will make available to the Administrative Agent, at its Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Revolving Credit Loan. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Section 10 or Section 11, as the case may be, and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Administrative Agent by the Banks. The failure or refusal of any Bank to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loan shall not relieve any other Bank from its several obligations hereunder to make available to the Administrative Agent the amount of such Bank's Commitment Percentage of any requested Revolving Credit Loan.

         (b) The Administrative Agent may (unless earlier notified to the contrary by any Bank by 12:00 noon (New York time) on any Drawdown Date) assume that each Bank has made available (or will before the end of such Business Day make available) to the Administrative Agent the amount of such Bank's Commitment Percentage with respect to the Revolving Credit Loan to be made on such Drawdown Date, and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes such amount available to the Administrative Agent on a date after such Drawdown Date, such Bank shall pay the Administrative Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average annual interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period times (ii) the amount equal to such Bank's Commitment Percentage of such Revolving Credit Loan, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to but not including the date on which the amount equal to such Bank's Commitment Percentage of such Revolving Credit Loan shall become immediately available to the Administrative Agent and the denominator of which is 365. A statement of the Administrative Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Bank. If such amount is not in fact made available to the Administrative Agent by such Bank within three (3) Business Days of such Drawdown Date, the Administrative Agent shall be entitled to debit the Borrower's accounts to recover such amount from the Borrower, with interest thereon at the rate per annum applicable to any Revolving Credit Loan made on such Drawdown Date.

         SECTION 2.7. MATURITY OF THE REVOLVING CREDIT LOANS AND REIMBURSEMENT OBLIGATIONS. The Revolving Credit Loans and all unpaid Reimbursement Obligations shall be due and payable on the Maturity Date. The Borrower promises to pay on the Maturity Date all Revolving Credit Loans and all unpaid Reimbursement Obligations outstanding on such date, together with any and all accrued and unpaid interest thereon and any fees and other amounts owing hereunder.

         SECTION 2.8. MANDATORY REPAYMENTS OF THE REVOLVING CREDIT LOANS. If at any time the outstanding amount of the Revolving Credit Loans plus the Maximum Drawing Amount of all outstanding Letters of Credit exceeds the Total Revolving Credit Commitment whether by reduction of the Total Revolving Credit Commitment or otherwise, or if the outstanding amount of the Revolving Credit Loans plus the outstanding amount of Enhanced IRBs exceed $160,000,000 at any time, then the Borrower shall immediately pay the amount of such excess to the Administrative Agent (a) for application to the Revolving Credit Loans (subject to Section 5.9), or (b) if no Revolving Credit Loans shall be outstanding, to be held by the Administrative Agent for the benefit of the Banks as collateral security for the Reimbursement Obligations provided, however, that if the amount of cash collateral held by the Administrative Agent pursuant to this Section 2.8(b) exceeds the Maximum Drawing Amount, the Administrative Agent shall return such excess to the Borrower.

         SECTION 2.9. OPTIONAL PREPAYMENTS OR REPAYMENTS OF REVOLVING CREDIT LOANS. Subject to the terms and conditions of Section 5.9, the Borrower shall have the right, at its election, to repay or prepay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium. The Borrower shall give the Administrative Agent, no later than 11:00 a.m. (New York time) three (3) Business Days prior to such proposed prepayment or repayment, written notice (or telephonic notice confirmed in writing or by telecopy) of any proposed prepayment or repayment pursuant to this Section 2.9, specifying the proposed date of prepayment or repayment of Loans and the principal amount to be paid (in integral multiples of $5,000,000, or, if less, the balance of the Revolving Credit Loans). The Administrative Agent shall promptly notify each Bank by written notice (or telephonic notice confirmed in writing or by telecopy) of such payment.

         SECTION 3.  LETTERS OF CREDIT.

         SECTION 3.1.  LETTER OF CREDIT COMMITMENTS.

         (a) Subject to the terms and conditions hereof and the execution and receipt of a Loan and Letter of Credit Request by the Issuing Bank with a copy to the Administrative Agent reflecting the Maximum Drawing Amount of all Letters of Credit (including the requested Letter of Credit) and a Letter of Credit Application, the Issuing Bank, on behalf of the Banks and in reliance upon the representations and warranties of the Borrower and the Guarantors contained herein and the agreement of the Banks contained in Section 3.1(b) hereof, agrees to issue standby letters of credit (which may incorporate automatic renewals for periods of up to eighteen (18) months), in such form as may be requested from time to time by the Borrower and agreed to by the Issuing Bank; provided, however, that, after giving effect to such request, the aggregate Maximum Drawing Amount of all letters of credit issued at any time under this Section 3.1(a) (the "Letters of Credit") shall not exceed $300,000,000 less the outstanding amount of the Revolving Credit Loans, and no Letter of Credit shall have an expiration date later than the earlier of (i) eighteen (18) months after the date of issuance (which may incorporate automatic renewals for periods of up to eighteen (18) months), or

(ii) five (5) Business Days prior to the Maturity Date. The letters of credit listed in Schedule 3.1(a) and issued by FNBB under the previous credit facility of the Borrower shall be Letters of Credit under this Agreement.

         (b) Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage thereof, to reimburse the Issuing Bank on demand for the amount of each draft paid by the Issuing Bank under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to Section 3.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank). Each Bank agrees that its obligation to reimburse the Issuing Bank pursuant to this Section 3.1(b) shall not be affected in any way by any circumstance other than the gross negligence or willful misconduct of the Issuing Bank.

         (c) Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation under Section 3.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Section 3.2.

         SECTION 3.2. REIMBURSEMENT OBLIGATION OF THE BORROWER. In order to induce the Issuing Bank to issue, extend and renew each Letter of Credit, the Borrower hereby agrees to reimburse or pay to the Issuing Bank, with respect to each Letter of Credit issued, extended or renewed by the Issuing Bank hereunder, as follows:

                 (a) if any draft presented under any Letter of Credit is honored by the Issuing Bank or the Issuing Bank otherwise makes payment with respect thereto, the sum of (i) the amount paid by the Issuing Bank under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Issuing Bank in connection with any payment made by the Issuing Bank under, or with respect to, such Letter of Credit, shall automatically be deemed to be a request for a Base Rate Loan hereunder, and

                 (b) upon the Maturity Date or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 13, an amount equal to the then Maximum Drawing Amount of all Letters of Credit, which amount shall be paid to the Administrative Agent to be held as cash collateral for all Reimbursement Obligations.

         SECTION 3.3. OBLIGATIONS ABSOLUTE. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Bank, any Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Issuing Bank and the Banks that the Issuing Bank and the Banks
(i) shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, unless due to the willful misconduct of the Issuing Bank or any other Banks or any dispute between or among the Borrower and the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee, and (ii) shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit except to the extent of their own willful misconduct. The Borrower agrees that any action taken or omitted by the Issuing Bank or any Bank in good faith under or in connection with each Letter of Credit and the related drafts and documents shall be binding upon the Borrower and shall not result in any liability on the part of the Issuing Bank or any Bank (or their respective affiliates) to the Borrower. Nothing herein shall constitute a waiver by the Borrower of any of its rights against any beneficiary of a Letter of Credit.

         SECTION 3.4. RELIANCE BY THE ISSUING BANK. To the extent not inconsistent with Section 3.3, the Issuing Bank shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Bank.

         SECTION 3.5. LETTER OF CREDIT FEE. The Borrower shall pay a fee (the "Letter of Credit Fee") equal to the Applicable L/C Fee to the Administrative Agent for the account of the Banks on the Maximum Drawing Amount of Letters of Credit issued hereunder to be shared pro-rata by each of the Banks in accordance with their respective Commitment Percentages provided however, the Letter of Credit Fee on Letters of Credit determined to be Performance Letters of Credit by the Bank Agents shall be the lesser of 1% per annum or the Applicable L/C Fee. The Letter of Credit Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the quarter just ended, commencing October 1, 1995, and on the Maturity Date. In addition, an issuing fee (the "Issuance Fee") to be agreed upon annually between the Borrower and Issuing Bank shall be payable to the Issuing Bank for its account.

         SECTION 3.6.  NOTICE REGARDING LETTERS OF CREDIT.

         Upon the issuance of any Letter of Credit or amendments or extensions thereof, the Issuing Bank shall notify the Administrative Agent of the terms of such Letter of Credit, amendment or extension. On the day of any drawing under any Letter of Credit the Issuing Bank shall notify the Administrative Agent of such drawing under any Letter of Credit and amounts due pursuant to Section 3.2(a)

         SECTION 4.  THE TERM LOAN.

         SECTION 4.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each Bank agrees to lend to the Borrower on the Closing Date the amount of its Commitment Percentage of the principal amount of $250,000,000 (the "Term Loan").

         SECTION 4.2. THE TERM NOTES. The Term Loan shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A-2 hereto (each a "Term Note"), dated the Closing Date and completed with appropriate insertions. One Term Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment Percentage of the Term Loan and representing the obligation of the Borrower to pay to such Bank such principal amount or, if less, the outstanding amount of such Bank's Commitment Percentage of the Term Loan, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made a notation on such Bank's records reflecting the original principal amount of such Bank's Commitment Percentage of the Term Loan and, at the time of such Bank's receipt of any principal payment on such Bank's Term Note, an appropriate notation on such Bank's records reflecting such payment. The aggregate unpaid amount set forth on such Bank's records shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's records shall not affect the obligations of the Borrower hereunder or under any Term Note to make payments of principal of and interest on any Term Note when due.

         SECTION 4.3. SCHEDULE OF INSTALLMENT PAYMENTS OF PRINCIPAL. The Borrower promises to pay to the Administrative Agent for the account of the

Banks the principal amount of the Term Loan in installments to be due and payable on the last day of each quarter of each calendar year, commencing on September 30, 1995 in the amounts set forth below, with a final payment on the Maturity Date in an amount equal to the unpaid balance of the Term Loan:

                              CALENDAR             QUARTERLY
                                YEAR                PAYMENT:
                              --------             ---------
                               1995             $  2.5 million
                               1996             $  7.5 million
                               1997             $   10 million
                               1998             $ 12.5 million
                               1999             $   15 million
                               2000             $ 32.5 million

         SECTION 4.4. OPTIONAL PREPAYMENT OF TERM LOAN. The Borrower shall have the right at any time to prepay the Term Loan on or before the Maturity Date, as a whole, or in part, upon not less than three (3) Business Days prior written notice to the Administrative Agent, without premium or penalty, provided that (i) each partial prepayment shall be in the principal amount of $5,000,000 or an integral multiple thereof, and (ii) each partial prepayment shall be allocated among the Banks, in proportion to the respective outstanding amount of each Bank's Term Note. Any prepayment of principal of the Term Loan shall include all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on the Term Loan on a pro-rata basis.

         SECTION 4.5.  MANDATORY PREPAYMENTS ON TERM LOAN.

         Reductions in the principal amount of the Term Loan, to be applied against the scheduled installments of principal due on the Term Loan on a pro-rata basis, shall be made from the following sources:

                 (a) 100% of the net cash proceeds of any asset sale in excess of $5 million;

                 (b) 75% of the net cash proceeds of Subordinated Debt issued after the Closing Date; and

                 (c) 50% of the net cash proceeds (other than proceeds which are used to prepay the 1992 Convertible Debt) of any equity offerings made after the Closing Date;

provided however, prepayments shall not be required if the Borrower is rated Investment Grade at the time of such sale or debt or equity issuance.

         SECTION 5.  PROVISIONS RELATING TO ALL LOANS

         SECTION 5.1. INTEREST ON LOANS. The outstanding principal amount of the Loans shall bear interest at the rate per annum equal to the Applicable Rate. Interest shall be payable (a) monthly in arrears on the first Business Day of each calendar month of each year, commencing August 1, 1995, on Base Rate Loans, and (b) on the last day of the applicable Interest Period, and if such Interest Period is longer than three months, also on the day of each three months following the commencement of such Interest Period which corresponds to the day of the month on which such Interest Period began, on Eurodollar Loans, and (c) on the Maturity Date for all Loans.

         SECTION 5.2. ELECTION OF EURODOLLAR RATE; NOTICE OF ELECTION; INTEREST PERIODS; MINIMUM AMOUNTS. (a) At the Borrower's option, so long as no Default or Event of Default has occurred and is then continuing, the Borrower may (i) elect to convert any Base Rate Loan or a portion thereof to a Eurodollar Loan, (ii) at the time of any Loan and Letter of Credit Request, specify that such requested Revolving Credit Loan shall be a Eurodollar Loan, or (iii) upon expiration of the applicable Interest Period, elect to maintain an existing Eurodollar Loan as such, provided that the Borrower gives notice to the Administrative Agent pursuant to Section 5.2(b) hereof. Upon determining any Eurodollar Rate, the Administrative Agent shall forthwith provide notice thereof to the Borrower and each Bank, and each such notice to the Borrower shall be considered prima facie correct and binding, absent manifest error.

                 (b) Three (3) Eurodollar Business Days prior to the making of any Eurodollar Loan or the conversion of any Base Rate Loan to a Eurodollar Loan, or, in the case of an outstanding Eurodollar Loan, the expiration date of the applicable Interest Period, the Borrower shall give written, telex or telecopy notice received by the Administrative Agent not later than 11:00 a.m. (New York time) of its election pursuant to Section 5.2(a). Each such notice delivered to the Administrative Agent shall specify the aggregate principal amount of the Loans to be borrowed or maintained as or converted to Eurodollar Loans and the requested duration of the Interest Period that will be applicable to such Eurodollar Loan, and shall be irrevocable and binding upon the Borrower. If the Borrower shall fail to give the Administrative Agent notice of its election hereunder together with all of the other information required by this Section 5.2(b) with respect to any Loan, whether at the end of an Interest Period or otherwise, such Loan shall be deemed a Base Rate Loan. The Administrative Agent shall promptly notify each Bank in writing (or by telephone confirmed in writing or by telecopy) of such election.

                 (c) Notwithstanding anything herein to the contrary, the Borrower may not specify an Interest Period that would extend beyond the Maturity Date.

                 (d) All Eurodollar Loans shall be in a minimum amount of not less than $5,000,000. In no event shall the Borrower have more than eight (8) different maturities of borrowings of Eurodollar Loans outstanding at any time.

         SECTION 5.3.  PAYMENTS.

                 (a) All payments of principal, interest, Reimbursement Obligations, fees (other than the Issuance Fee) and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Administrative Agent, received at its Head Office in immediately available funds by 11:00 a.m. (New York time) on any due date. If a payment is received by the Administrative Agent from the Borrower at or before 1:00 p.m. (New York time) on any Business Day, the Administrative Agent shall on the same Business Day transfer in immediately available funds to each of the Banks their pro-rata portion of such payment in accordance with their respective Commitment Percentages. If such payment is received by the Administrative Agent after 1:00 p.m. (New York time) on any Business Day, such transfer shall be made by the Administrative Agent to the Banks on the next Business Day. In the event that the Administrative Agent fails to make such transfer to any Bank as set forth above, the Administrative Agent shall pay to such Bank on demand an amount equal to the product of (i) the average, computed for the period referred to in clause
         (iii) below, of the weighted average interest rate paid by such Bank for federal funds acquired by such Bank during each day included in such period, times (ii) the amount of equal to such Bank's Commitment Percentage of such payment, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date of payment to and including the date on which the amount equal to such Bank's Commitment Percentage of such payment shall become immediately available to such Bank, and the denominator of which is 365. A statement of such Bank submitted to the Administrative Agent with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to such Bank by the Administrative Agent.

                 (b) All payments by the Borrower and the Guarantors hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower or the Guarantors are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower or any Guarantor with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower or the Guarantors will pay to the Administrative Agent for the account of the Banks (or as the case may be, the Administrative Agent) on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Administrative Agent to receive the same net amount which the Banks or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrower or such Guarantor. The Borrower will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower or any Guarantor hereunder or under such other Loan Document.

         SECTION 5.4. COMPUTATIONS. All computations of interest, Letter of Credit Fees or other fees shall be based on a 360-day year and paid for the actual number of days elapsed, except that computations of the Administrative Agent's "prime rate" shall be based on a 365 or 366, as applicable, day year and paid for the actual number of days elapsed. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension; provided that for any Interest Period for any Eurodollar Loan if such next succeeding Business Day falls in the next succeeding calendar month, it shall be deemed to end on the next preceding Business Day.

         SECTION 5.5. CAPITAL ADEQUACY. If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or any corporation controlling such Bank) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or any corporation controlling such Bank) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will, in such Bank's reasonable determination, fairly compensate such Bank (or any corporation controlling such Bank) for such reduction. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

         SECTION 5.6. CERTIFICATE. A certificate setting forth the additional amounts payable pursuant to Section 5.5 and a reasonable explanation of such amounts which are due, submitted by any Bank to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

         SECTION 5.7. INTEREST ON OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to the Base Rate plus 4%, until such amount shall be paid in full (after as well as before judgment).

         SECTION 5.8. INTEREST LIMITATION. Notwithstanding any other term of this Agreement or the Notes, any other Loan Document or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any person liable hereunder or under the Notes by any Bank shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected by such Bank under applicable laws (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended).

         SECTION 5.9. EURODOLLAR INDEMNITY. The Borrower agrees to indemnify the Banks and the Administrative Agent and to hold them harmless from and against any reasonable loss, cost or expense that the Banks and the Administrative Agent may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by any Bank or the Administrative Agent to lenders of funds obtained by it in order to maintain its Eurodollar Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) notice pursuant to Section
2.4 or Section 5.2, and (c) the making of any payment of a Eurodollar Loan or the making of any conversion of any such Eurodollar Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by each Bank of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted, or not borrowed (based on the Eurodollar Rate) for the period from the date of such payment, prepayment, conversion, or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for the Loan which would have commenced on the date of such failure to borrow) over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid, converted, or not borrowed for such period or Interest Period, as the case may be.

         SECTION 5.10. ILLEGALITY; INABILITY TO DETERMINE EURODOLLAR RATE. Notwithstanding any other provision of this Agreement (other than Section 5.8) if, (a) the introduction of, any change in, or any change in the interpretation of, any law or regulation applicable to any Bank or the Administrative Agent shall make it unlawful, or any central bank or other governmental authority having jurisdiction thereof shall assert that it is unlawful, for any Bank or the Administrative Agent to perform its obligations in respect of any Eurodollar Loans, or (b) if any Bank or the Administrative Agent shall reasonably determine with respect to Eurodollar Loans that (i) by reason of circumstances affecting any Eurodollar interbank market, adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate which would otherwise be applicable during any Interest Period, or (ii) deposits of Dollars in the relevant amount for the relevant Interest Period are not available to such Bank or the Administrative Agent in any Eurodollar interbank market, or (iii) the Eurodollar Rate does not or will not accurately reflect the cost to such Bank or the Administrative Agent of obtaining or maintaining the applicable Eurodollar Loans during any Interest Period, then such Bank or the Administrative Agent shall promptly give telephonic, telex or cable notice of such determination to the Borrower (which notice shall be conclusive and binding upon the Borrower). Upon such notification by such Bank or the Administrative Agent, the obligation of the Banks and the Agent to make Eurodollar Loans shall be suspended until the Banks or the Administrative Agent, as the case may be, determine that such circumstances no longer exist, and to the extent permitted by law the outstanding Eurodollar Loans shall continue to bear interest at the applicable rate based on the Eurodollar Rate until the end of the applicable Interest Period, and thereafter shall be deemed converted to Base Rate Loans in equal principal amounts.

         SECTION 5.11. ADDITIONAL COSTS, ETC. If any present or future applicable law (which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank by any central bank or other fiscal, monetary or other authority, whether or not having the force of law) shall:

                 (a) subject such Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Revolving Credit Commitment, or the Loans (other than taxes based upon or measured by the income or profits of such Bank); or

                 (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to such Bank of the principal or of the interest on any Loans or any other amounts payable to such Bank under this Agreement or the other Loan Documents; or

                 (c) except as provided in Section 5.5 or as otherwise reflected in the Base Rate or the Eurodollar Rate, impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of, an office of any Bank with respect to this Agreement, the other Loan Documents, the Revolving Credit Commitment, or the Loans; or

                 (d) impose on such Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank's Revolving Credit Commitment, or any class of loans or commitments of which any of the Loans or such Bank's Revolving Credit Commitment forms a part, and the result of any of the foregoing is
                          (i) to increase the cost to such Bank of making, funding, issuing, renewing, extending or maintaining the Loans, or such Bank's Revolving Credit Commitment;

                          (ii) to reduce the amount of principal, interest or other amount payable to such Bank hereunder on account of such Bank's Revolving Credit Commitment, or the Loans;

                          (iii) to require such Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank at any time and from time to time as often as the occasion therefore may arise (which demand shall be accompanied by a statement setting forth the basis of such demand), pay such reasonable additional amounts as will be sufficient to compensate such Bank for such additional costs, reduction, payment or foregone interest or other sum.

                 (e) Subject to the terms and conditions of Section 5.9 hereof, if any affected Bank demands compensation under Section 5.11(c) or (d) with respect to any Eurodollar Loan, the Borrower may at any time, upon at least three (3) Business Days' prior written notice to the Administrative Agent elect to convert such Loan into a Base Rate Loan (on which interest and principal shall be payable contemporaneously with the related Eurodollar Loans of the other Banks). Thereafter, and until such time as the affected Bank notifies the Borrower that the circumstances giving rise to the demand for compensation under Section 5.11(c) or (d) no longer exist, all requests for Loans from such affected Bank shall be deemed to be requests for Base Rate Loans, regardless of whether the Borrower has requested a Eurodollar Loan from the other Banks. Once the affected Bank notifies the Borrower that such circumstances no longer exist, the Borrower may elect that the principal amount of each such Bank's Loans again bear interest as Eurodollar Loans beginning on the first day of the next succeeding Interest Period applicable to the related Eurodollar Loans of the other Banks.

         SECTION 5.12. REASONABLE EFFORTS TO MITIGATE. Each Bank agrees that as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be affected under
Section 5.5, 5.10 or 5.11, such Bank will give notice thereof to the Borrower, with a copy to the Administrative Agent, and, to the extent so requested by the Borrower and not inconsistent with such Bank's internal policies, such Bank shall use reasonable efforts and take such actions as are reasonably appropriate if as a result thereof the additional moneys which would otherwise be required to be paid to such Bank pursuant to such subsections would be materially reduced, or the illegality or other adverse circumstances which would otherwise require a conversion of such Loans or result in the inability to make such Loans pursuant to such sections would cease to exist, and in each case if, as determined by such Bank in its sole discretion, the taking such actions would not adversely affect such Loans or such Bank.

         SECTION 5.13.  REPLACEMENT OF BANKS.  If any Bank (an "Affected Bank")
(i) makes demand upon the Borrower for (or if Borrower is otherwise required to pay) amounts pursuant to Section 5.5 or 5.11, (ii) is unable to make or maintain

Eurodollar Loans as a result of a condition described in Section 5.10 or (iii) defaults in its obligation to make Loans in accordance with the terms of this Agreement (such Bank being referred to as a "Defaulting Bank"), the Borrower may, within 90 days of receipt of such demand, notice (or the occurrence of such other event causing the Borrower to be required to pay such compensation or causing Section 5.10 to be applicable), or default, as the case may be, by notice ( a "Replacement Notice") in writing to the Bank Agents and such Affected Bank (A) request the Affected Bank to cooperate with the Borrower in obtaining a replacement bank satisfactory to the Bank Agents and the Borrower (the "Replacement Bank"); (B) request the non-Affected Banks to acquire and assume all of the Affected Bank's Loans and Commitment, as provided herein, but none of such Banks shall be under an obligation to do so; or (C) designate a Replacement Bank reasonably satisfactory to the Bank Agents. If any satisfactory Replacement Bank shall be obtained, and/or any of the non-Affected Banks shall agree to acquire and assume all of the Affected Bank's Loans and Commitment, then such Affected Bank shall, so long as no Event of Default shall have occurred and be continuing, assign, in accordance with Section 19, all of its Revolving Credit Commitment, Loans, Notes and other rights and obligations under this Agreement and all other Loan Documents to such Replacement Bank or non-Affected Banks, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Bank; provided, however, that (i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Bank and such Replacement Bank and/or non-Affected Banks, as the case may be, and (ii) prior to any such assignment, the Borrower shall have paid to such Affected Bank all amounts properly demanded and unreimbursed under Sections 5.5 and 5.11. Upon the effective date of such assignment, the Borrower shall issue replacement Notes to such Replacement Bank and/or non-Affected Banks, as the case may be, and such institution shall become a "Bank" for all purposes under this Agreement and the other Loan Documents.

         SECTION 6. REPRESENTATIONS AND WARRANTIES. The Borrower and the Guarantors (where applicable) jointly and severally represent and warrant to the Banks that:

         SECTION 6.1.  CORPORATE AUTHORITY.

                 (a) INCORPORATION; GOOD STANDING. The Borrower and each of the Guarantors (i) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction in which its property or business as presently conducted or contemplated makes such qualification necessary, except where a failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of the Borrower and the Guarantors as a whole.

                 (b) AUTHORIZATION. The execution, delivery and performance of its Loan Documents and the transactions contemplated hereby and thereby (i) are within the corporate authority of the Borrower and each of the Guarantors, (ii) have been duly authorized by all necessary corporate proceedings on the part of the respective Borrower or Guarantor, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any Guarantor so as to materially adversely affect the assets, business or any activity of the Borrower and the Guarantors as a whole, and (iv) do not conflict with any provision of the corporate charter or bylaws of the Borrower or any Guarantor or any agreement or other instrument binding upon the Borrower or any Guarantor.

                 (c) ENFORCEABILITY. The execution, delivery and performance of the Loan Documents to which the Borrower or any Guarantor is a party will result in valid and legally binding obligations of the Borrower and the Guarantors enforceable against each in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         SECTION 6.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrower and the Guarantors of the Loan Documents to which any of them is a party and the consummation by the Borrower and the Guarantors of the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained and those required after the date hereof in connection with the Borrower's and the Guarantors' performance of their covenants contained in Sections 7,8 and 9 hereof.

         SECTION 6.3. TITLE TO PROPERTIES; LEASES. The Borrower and the Guarantors own all of the assets reflected in the consolidated balance sheets as at the Balance Sheet Date and Interim Balance Sheet Date or acquired since that date (except property and assets operated under capital leases or sold or otherwise disposed of in the ordinary course of business since that date), subject to no mortgages, capitalized leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

         SECTION 6.4.  FINANCIAL STATEMENTS; SOLVENCY.

         (a) There has been furnished to the Banks consolidated balance sheets of the Borrower and its Subsidiaries and of Chambers and its Subsidiaries dated the Balance Sheet Date and consolidated statements of operations for the fiscal years then ended, certified by the Accountants, and
(b) consolidated balance sheets and consolidated statements of operation dated the Interim Balance Sheet Date of the Borrower and its Subsidiaries and Chambers and its Subsidiaries. All said balance sheets and statements of operations have been prepared in accordance with GAAP (but, in the case of any of such financial statements which are unaudited, only to the extent GAAP is applicable to interim unaudited reports), fairly present the financial condition of the Borrower and its Subsidiaries or Chambers and its Subsidiaries, on a consolidated basis, as at the close of business on the date thereof and the results of operations for the period then ended, subject, in the case of unaudited interim financial statements, to changes resulting from audit and normal year-end adjustments and to the absence of complete footnotes. There are no contingent liabilities of the Borrower and its Subsidiaries or Chambers and its Subsidiaries as of the Balance Sheet Date or Interim Balance Sheet Date involving material amounts, known to the officers of the Borrower, which have not been disclosed in said balance sheets and the related notes thereto.

         (b) The Borrower and the Guarantors on a consolidated basis (both before and after giving effect to the transactions contemplated by this Agreement including the Chambers Merger) are solvent (i.e., they have assets having a fair value in excess of the amount required to pay their probable liabilities on their existing debts as they become absolute and matured) and have, and expect to have, the ability to pay their debts from time to time incurred in connection therewith as such debts mature.

         SECTION 6.5. NO MATERIAL CHANGES, ETC. Since the Interim Balance Sheet Date, there have occurred no material adverse changes in the consolidated financial condition, business or assets of the Borrower and its Subsidiaries, taken together, or Chambers and its Subsidiaries, taken together, as shown on or reflected in the consolidated balance sheets of the Borrower and its

Subsidiaries or Chambers and its Subsidiaries as at the Interim Balance Sheet Date, or the consolidated statements of income for the period then ended other than changes in the ordinary course of business which have not had any material adverse effect either individually or in the aggregate on the financial condition, business or assets of the Borrower and its Subsidiaries, taken together, or Chambers and its Subsidiaries, taken together. Since the Interim Balance Sheet Date, there have not been any Distributions (including Distributions made by Chambers) other than as permitted by Section 8.6 hereof.

         SECTION 6.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. The Borrower and each of the Guarantors possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others other than a conflict which would not have a material adverse effect on the financial condition, business or assets of the Borrower and the Guarantors as a whole.

         SECTION 6.7. LITIGATION. Except as set forth on Schedule 6.7, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of the Borrower or any Guarantor, threatened against the Borrower or any Guarantor before any court, tribunal or administrative agency or board which, either in any case or in the aggregate, could reasonably be expected to have a material adverse effect on the financial condition, business, or assets of the Borrower and the Guarantors, considered as a whole, or materially impair the right of the Borrower and the Guarantors, considered as a whole, to carry on business substantially as now conducted, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet or which question the validity of any of the Loan Documents to which the Borrower or any Guarantor is a party, or any action taken or to be taken pursuant hereto or thereto.

         SECTION 6.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Borrower nor any Guarantor is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Borrower's or such Guarantor's officers has or could reasonably be expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower and the Guarantors, considered as a whole. Neither the Borrower nor any Guarantor is a party to any contract or agreement which in the judgment of the Borrower's or such Guarantor's officers has or could reasonably be expected to have any materially adverse effect on the financial condition, business or assets of the Borrower and the Guarantors, considered as a whole, except as otherwise reflected in adequate reserves as required by GAAP.

         SECTION 6.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Borrower nor any Guarantor is violating any provision of its charter documents or by-laws or any agreement or instrument by which any of them may be subject or by which any of them or any of their properties may be bound or any decree, order, judgment, or any statute, license, rule or regulation, in a manner which could reasonably be expected to result in the imposition of substantial penalties or materially and adversely affect the financial condition, business or assets of any of the Borrower and the Guarantors, considered as a whole.

         SECTION 6.10. TAX STATUS. The Borrower and the Guarantors have filed all federal and state income and all other tax returns, reports and declarations (or obtained extensions with respect thereto) required by applicable law to be filed by them (unless and only to the extent that the Borrower or such Guarantor has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes as required by
GAAP); and have paid all taxes and other governmental assessments and charges (other than taxes, assessments and other governmental charges imposed by foreign jurisdictions which in the aggregate are not material to the financial condition, business or assets of the Borrower or such Guarantor on an individual basis or of the Borrower and the Guarantors on a consolidated basis) that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith; and, as required by GAAP, have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except to the extent contested in the manner permitted in the preceding sentence, there are no unpaid taxes in any material amount claimed by the taxing authority of any jurisdiction to be due and owing by the Borrower or any Guarantor, nor do the officers of the Borrower and the Guarantors know of any basis for any such claim.

         SECTION 6.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

         SECTION 6.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower nor any Guarantor is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any of them a "registered investment company", or an "affiliated company" or a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

         SECTION 6.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except as contemplated or permitted by Section 8.2 of this Agreement, there is no effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, which purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or any Guarantor or rights thereunder.

         SECTION 6.14.  EMPLOYEE BENEFIT PLANS.

                 (a) In General. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions.

                 (b) Terminability of Welfare Plans. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3 (2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, part 6 of ERISA.) The Borrower, each Guarantor, or ERISA Affiliate, as appropriate, may terminate each such plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of such Borrower, Guarantor, or ERISA Affiliate without material liability to any Person.

                 (c) Guaranteed Pension Plans. Neither the Borrower nor any Guarantor is a sponsor of, or contributor to, a Guaranteed Pension Plan.

                 (d) Multiemployer Plans. None of the Borrower, the Guarantors, nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the Borrower, nor any Guarantor or any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or is insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

         SECTION 6.15. USE OF PROCEEDS. The proceeds of the Loans shall be used for general corporate purposes and in connection with the Chambers Merger, including refinancing existing debt and letters of credit of Chambers and making payments under the Chambers Shareholder Litigation Settlement, and refinancing existing debt and letters of credit of the Borrower. No proceeds of the Loans shall be used in any way that will violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

         SECTION 6.16. ENVIRONMENTAL COMPLIANCE. The Borrower and the Guarantors have taken all necessary steps to investigate the past and present condition and usage of the Real Properties and the operations conducted by the Borrower and the Guarantors and, based upon such diligent investigation, have determined that, except as set forth on Schedule 6.16:

                 (a) None of the Borrower, any Guarantor, nor any operator of their properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety, waste transportation or disposal, or the environment (the "Environmental Laws"), which violation would have a material adverse effect on the business, assets or financial condition of the Borrower and the Guarantors on a consolidated basis.

                 (b) Except as described on Schedule 6.16, neither the Borrower nor any Guarantor has received notice from any third party including, without limitation: any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B;
         (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws, excluding household hazardous waste ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower or any Guarantor conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

                 (c) (i) No portion of the Real Property or other assets of the Borrower or the Guarantors has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, except as would not reasonably be expected to have a material adverse effect on the business, assets or financial conditions of the Borrower and the Guarantors on a consolidated basis; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by the Borrower, the Guarantors, or operators of the Real Property or other assets of the Borrower and the Guarantors, no Hazardous Substances have been generated or are being used on such properties except in accordance with applicable Environmental Laws, except for occurrences that would not have a material adverse effect on the business, assets or financial condition of the Borrower and the Guarantors on a consolidated basis; (iii) there have been no unpermitted Releases or threatened Releases of Hazardous Substances on, upon, into or from the Real Property or other assets of the Borrower or the Guarantors, which Releases would have a material adverse effect on the value of such properties; (iv) to the best of the Borrower's and the Guarantors' knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of the Real Property or other assets of the Borrower or the Guarantors which, through soil or groundwater contamination, may have come to be located on, and which would reasonably be expected to have a material adverse effect on the value of, such properties; and (v) in addition, any Hazardous Substances that have been generated on the Real Property or other assets of the Borrower or the Guarantors have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's and the Guarantors' knowledge, operating in compliance with such permits and applicable Environmental Laws.

                 (d) None of the Real Property or other assets of the Borrower or the Guarantors or any of the stock (or assets) being acquired with proceeds of Loans is or shall be subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer law or regulation, by virtue of the transactions set forth herein and contemplated hereby.

         SECTION 6.17. PERFECTION OF SECURITY INTERESTS. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary under applicable law, or that have been reasonably requested by Documentation Agent, to establish and perfect the Documentation Agent's security interests in the Collateral for the benefit of the Banks as described in the Pledge Agreement, the Partnership Pledge Agreement and the Security Agreement. The Documentation Agent's and each Bank's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses, except for Permitted Liens.
The Borrower and the Guarantors are the owners of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

         SECTION 6.18. CERTAIN TRANSACTIONS. Except as disclosed in filings made by the Borrower under the Securities Exchange Act of 1934, and except for arm's length transactions pursuant to which the Borrower or any Guarantor makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Guarantor could obtain from third parties, none of the officers, directors, or employees of the Borrower or any Guarantor are presently a party to any transaction with the Borrower or any Guarantor (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower or any Guarantor, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         SECTION 6.19. SUBSIDIARIES. Schedule 1 sets forth a complete and accurate list of the Subsidiaries of the Borrower as of the Closing Date, including the name of each Subsidiary and its jurisdiction of incorporation, together with the number of authorized and outstanding shares of each Subsidiary. Each such Subsidiary is wholly owned directly or indirectly by the Borrower. The Borrower has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary and of Automated, free and clear in each case of any lien. All such shares have been duly issued and are fully paid and non-assessable. The Subsidiaries of the Borrower listed on Schedule 6.19 do not conduct any operations and have no assets.

         SECTION 6.20. CAPITALIZATION. As of the Closing Date, the authorized capital stock of the Borrower consists of 150,000,000 shares of common stock (par value $.01 per share) of which 23,022,256 shares were outstanding as of the Closing Date and 10,000,000 shares of preferred stock (par value $0.01), none of which were outstanding as of the Closing Date. In addition, as of the Closing Date, the Board of Directors of the Borrower has duly reserved (i) 6,783,350 shares of Common Stock for issuance pursuant to options granted or available for grant under the Borrower's Stock Option and Stock Incentive Plans, (ii) 2,475,666 shares of Common Stock for issuance upon exercise of options and warrants; (iii) 3,698,113 shares of Common Stock for issuance upon conversion of the Subordinated Debt; and (iv) approximately 27,800,000 shares for issuance to shareholders of Chambers. All of the shares described above are fully paid and non-assessable.

         SECTION 6.21. TRUE COPIES OF CHARTER AND OTHER DOCUMENTS. THE Borrower and the Guarantors have furnished the Documentation Agent copies, in each case true and complete as of the Closing Date, of (a) all charter and other incorporation documents (together with any amendments thereto) and (b) by-laws (together with any amendments thereto).

         SECTION 6.22. DISCLOSURE. No representation or warranty made by the Borrower or any Guarantor in this Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to the Banks or the Bank Agents by or on behalf of or at the request of the Borrower or any Guarantor in connection with any of the transactions contemplated by the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made.

         SECTION 6.23. PERMITS AND GOVERNMENTAL AUTHORITY. All permits (other than those the absence of which would not have a material adverse effect on the business, operations or financial condition of the Borrower and the Guarantors as a whole) required for the construction and operation of all landfills currently owned or operated by the Borrower or any Guarantor have been obtained and remain in full force and effect and are not subject to any appeals or further proceedings or to any unsatisfied conditions that may allow material modification or revocation. Neither the Borrower nor any Guarantor, nor, to the knowledge of the Borrower and the Guarantors, the holder of such permits is in violation of any such permits, except for any violation which would not have a material adverse effect on the business, operations or financial condition of the Borrower and the Guarantors as a whole.

         SECTION 6.24. INTERCOMPANY ACCOUNTS. Schedule 6.24 lists all Intercompany Accounts which exceed $1,000,000 as of the Closing Date.

         SECTION 6.25. CHAMBERS SHAREHOLDER LITIGATION SETTLEMENT. The Chambers Judgments are in full force and effect and have not been (a) substantially modified on appeal in a manner that would have a material adverse effect on the Borrower or the Guarantors or (b) reversed.

         SECTION 7. AFFIRMATIVE COVENANTS OF THE BORROWER AND THE GUARANTORS. The Borrower and the Guarantors (where applicable) jointly and severally covenant and agree that, so long as any Obligation or any Letter of Credit is outstanding or the Banks have any obligation to make Loans or the Issuing Bank has any obligation to issue, extend or renew Letters of Credit hereunder:

         SECTION 7.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, fees and other amounts provided for in this Agreement and the other Loan Documents, all in accordance with the terms of this Agreement and such other Loan Documents.

         SECTION 7.2. MAINTENANCE OF OFFICE. The Borrower and the Guarantors will maintain their chief executive offices at Dallas, Texas, or at such other place in the United States of America as the Borrower shall designate upon 30 days prior written notice to the Bank Agents.

         SECTION 7.3. RECORDS AND ACCOUNTS. The Borrower and each of the Guarantors will keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and with the requirements of all regulatory authorities and maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, all other contingencies, and all other proper reserves.

         SECTION 7.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to the Banks:

         (a) as soon as practicable, but, in any event not later than 90 days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and the Guarantors as at the end of such year, consolidated statements of cash flows, and the related consolidated statements of operations, each setting forth in comparative form the figures for the previous fiscal year, all such consolidated financial statements to be in reasonable detail, prepared, in accordance with GAAP and, with respect to the consolidated financial statements, certified by Coopers & Lybrand LLP or by other independent auditors selected by the Borrower and reasonably satisfactory to the Banks (the "Accountants"). In addition, simultaneously therewith, the Borrower shall provide the Banks with a written statement from such Accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such Accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default;

         (b) as soon as practicable, but in any event not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, copies of the consolidated balance sheet and statement of operations of the Borrower and the Guarantors as at the end of such quarter, subject to year end adjustments, and the related consolidated statement of cash flows, all in reasonable detail and prepared in accordance with GAAP (to the extent GAAP is applicable to interim unaudited financial statements) with a certification by the principal financial or accounting officer of the Borrower (the "CFO") that the consolidated financial statements are prepared in accordance with GAAP (to the extent GAAP is applicable to interim unaudited financial statements) and fairly present the consolidated financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the period then ended, it being understood that no such statement need be accompanied by complete footnotes;

         (c) simultaneously with the delivery of the financial statements referred to in (a) and (b) above, a certificate in the form of Exhibit C hereto (the "Compliance Certificate") signed by the CFO, chief accounting officer or corporate controller, stating that the Borrower and the Guarantors are in compliance with the covenants contained in Sections 7, 8 and 9 hereof as of the end of the applicable period setting forth in reasonable detail computations evidencing such compliance with respect to the covenants contained in Sections 8.1(h) and (n), 8.3(e), 8.9, and 9 hereof, provided that if the Borrower shall at the time of issuance of such certificate or at any other time obtain knowledge of any Default or Event of Default, the Borrower shall include in such certificate or otherwise deliver forthwith to the Banks a certificate specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto;

         (d) as soon as practicable, but in any event not later than 45 days after the end of each fiscal year a certificate (the "Interim Compliance Certificate") signed by the CFO, chief accounting officer or corporate controller, stating the Borrower's estimate of the Pricing Ratio calculated pursuant to Section 9.1 as of the end of such fiscal year of the Borrower.

         (e) contemporaneously with, or promptly following, the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the Borrower's stockholders generally; and

         (f) not later than thirty (30) days after the end of the second and fourth quarters of each fiscal year, an updated Schedule 6.24 listing all Intercompany Accounts which exceed $1,000,000.

         (g) from time to time such other financial data and other information as the Banks may reasonably request.

         The Borrower hereby authorizes each Bank to disclose any information obtained pursuant to this Agreement to all appropriate governmental regulatory authorities where required by law; provided, however, that such Bank shall, to the extent practicable and allowable under law, notify the Borrower within a reasonable period prior to the time any such disclosure is made; and provided further, this authorization shall not be deemed to be a waiver of any rights to object to the disclosure by the Banks of any such information which any Borrower has or may have under the federal Right to Financial Privacy Act of 1978, as in effect from time to time, except as to matters specifically permitted therein.

         SECTION 7.5. CORPORATE EXISTENCE AND CONDUCT OF BUSINESS. The Borrower and each Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, corporate rights and franchises; and effect and maintain its foreign qualifications (except where the failure of the Borrower or any Guarantor to remain so qualified would not materially adversely impair the financial condition, business or assets of the Borrower and the Guarantors on a consolidated basis), licensing, domestication or authorization except as terminated by its Board of Directors in the exercise of its reasonable judgment; provided that such termination would not have a material adverse effect on the financial condition, business or assets of the Borrower and the Guarantors on a consolidated basis. The Borrower and the Guarantors will not become obligated under any contract or binding arrangement which, at the time it was entered into, would materially adversely impair the financial condition, business or assets of the Borrower and the Guarantors, on a consolidated basis. The Borrower and each Guarantor will continue to engage primarily in the businesses now conducted by it and in related businesses.

         SECTION 7.6. MAINTENANCE OF PROPERTIES. The Borrower and the Guarantors will cause all material properties used or useful in the conduct of their businesses to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower and the Guarantors may be necessary so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this section shall prevent the Borrower or any Guarantor from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of such Borrower or Guarantor, desirable in the conduct of its or their business and which does not in the aggregate materially adversely affect the financial condition, business or assets of the Borrower and the Guarantors on a consolidated basis.

         SECTION 7.7. INSURANCE. The Borrower and the Guarantors will maintain with financially sound and reputable insurance companies funds or underwriters' insurance of the kinds, covering the risks (other than risks arising out of or in any way connected with personal liability of any officers and directors thereof) and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Borrower and the Guarantors, in amounts not less than the existing coverage policies maintained by the Borrower and the Guarantors, copies of which have been provided to the Documentation Agent. In addition, the Borrower will furnish from time to time, upon the Banks' request, a summary of the insurance coverage of the Borrower and the Guarantors, which summary shall be in form and substance satisfactory to the Banks and, if requested by any of the Banks, will furnish to the Documentation Agent and such Bank copies of the applicable policies.

         SECTION 7.8. TAXES. The Borrower and the Guarantors will each duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by foreign jurisdictions which in the aggregate are not material to the business, financial conditions, or assets of the Borrower or any Guarantor on an individual basis or of the Borrower and the Guarantors on a consolidated basis) imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a lien or charge upon any of its property; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower or Guarantor shall have set aside on its books adequate reserves with respect thereto as required by GAAP; and provided, further, that such Borrower or Guarantor will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

         SECTION 7.9. INSPECTION OF PROPERTIES, BOOKS AND CONTRACTS. The Borrower and the Guarantors shall permit the Bank Agents or any Bank or any of their designated representatives, upon reasonable notice, to visit and inspect any of the properties of the Borrower and the Guarantors, to examine the books of account of the Borrower and the Guarantors, or contracts (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and the Guarantors with, and to be advised as to the same by, their officers, all at such times and intervals as may be reasonably requested.

         SECTION 7.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES AND PERMITS; MAINTENANCE OF MATERIAL LICENSES AND PERMITS. The Borrower and each Guarantor will (i) comply with the provisions of its charter documents and by-laws; (ii) comply in all material respects with all agreements and instruments by which it or any of its properties may be bound; (iii) comply with all applicable laws and regulations (including Environmental Laws), decrees, orders, judgments, licenses and permits, including, without limitation, all environmental permits ("Applicable Requirements"), except where noncompliance with such Applicable Requirements would not reasonably be expected to have a material adverse effect in the aggregate on the consolidated financial condition, properties or businesses of the Borrower and the Guarantors; and (iv) maintain all material operating permits for all landfills now owned or hereafter acquired; and (v) dispose of hazardous waste only at licensed disposal facilities operating, to the best of such Borrower's or Guarantor's knowledge after reasonable inquiry, in compliance with Environmental Laws. If at any time while the Notes, or any Loan or Letter of Credit is outstanding or the Banks have any obligation to make Loans or the Issuing Bank has any obligation to issue, extend or renew Letters of Credit hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any Guarantor may fulfill any of its obligations hereunder, such Borrower or Guarantor will immediately take or cause to be taken all reasonable steps within the power of such Borrower or Guarantor to obtain such authorization, consent, approval, permit or license and furnish the Banks with evidence thereof.

         SECTION 7.11. ENVIRONMENTAL INDEMNIFICATION. Subject in all respects to Section 5.8 hereof, the Borrower covenants and agrees that it will indemnify and hold the Banks and the Bank Agents and their respective affiliates harmless from and against any and all claims, expense, damage, loss or liability incurred by the Banks or the Bank Agents (including all costs of legal representation incurred by the Banks or the Bank Agents) relating to (a) any Release or threatened Release of Hazardous Substances on the Real Property; (b) any violation of any Environmental Laws with respect to conditions at the Real Property or other assets of the Borrower or the Guarantors, or the operations conducted thereon; or (c) the investigation or remediation of offsite locations at which the Borrower, any Guarantor, or their predecessors are alleged to have directly or indirectly Disposed of Hazardous Substances. It is expressly acknowledged by the Borrower that this covenant of indemnification shall survive any foreclosure or any modification, release or discharge of any or all of the Pledge Agreement, the Partnership Pledge Agreement or the Security Agreement or the payment of the Loans and shall inure to the benefit of the Banks, the Bank Agents and their affiliates, successors and assigns.

         SECTION 7.12. FURTHER ASSURANCES. The Borrower and the Guarantors will cooperate with the Documentation Agent and execute such further instruments and documents as the Documentation Agent shall reasonably request to carry out to the Banks' satisfaction the transactions contemplated by this Agreement.

         SECTION 7.13. NOTICE OF POTENTIAL CLAIMS OR LITIGATION. The Borrower shall deliver to the Banks, within 30 days of receipt thereof, written notice of the initiation of any action, claim, complaint, or any other notice of dispute or potential litigation wherein the potential liability is in excess of $3,000,000 together with a copy of each such notice received by the Borrower or any Guarantor.

         SECTION 7.14. NOTICE OF CERTAIN EVENTS CONCERNING INSURANCE AND ENVIRONMENTAL CLAIMS.

                 (a) The Borrower will provide the Banks with written notice as to any cancellation or material adverse change in any insurance of the Borrower or any Guarantor within ten (10) Business Days after such Borrower's or Guarantor's receipt of any notice (whether formal or informal) of such cancellation or material change by any of its insurers.

                 (b) The Borrower will promptly notify the Banks in writing of any of the following events:

                          (i) upon the Borrower's or any Guarantor's obtaining knowledge of any violation of any Environmental Law regarding the Real Property or the Borrower's or any Guarantor's operations which violation could have a material adverse effect on the Real Property or on the Borrower's or any Guarantor's operations;

                          (ii) upon the Borrower's or any Guarantor's obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Substance at, from, or into the Real Property which it reports in writing or which it is required to report in writing to any governmental authority and which is material in amount or nature or which could materially affect the value of the Real Property;

                          (iii) upon the Borrower's or any Guarantor's receipt of any notice of any material violation of any Environmental Laws or of any Release or threatened Release of Hazardous Substances, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) the Borrower's, any Guarantor's or any Person's operation of the Real Property, (B) contamination on, from, or into the Real Property, or (C) investigation or remediation of offsite locations at which the Borrower, any Guarantor, or its predecessors are alleged to have directly or indirectly Disposed of Hazardous Substances;

                          (iv) upon the Borrower's or any Guarantor's obtaining knowledge that any expense or loss which individually or in the aggregate exceed $3,000,000 has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which the Borrower or any Guarantor may be liable or for which a lien may be imposed on the Real Property; or

                          (v) any setoff, claims (including, with respect to the Real Property, environmental claims), withholdings or other defenses to which any of the Collateral, or the Banks' rights with respect to the Collateral, are subject.

         SECTION 7.15. RESPONSE ACTIONS. The Borrower and the Guarantors covenant and agree that if any Release or Disposal of Hazardous Substances shall occur or shall have occurred on the Real Property or any other assets of the Borrower or any Guarantor, the Borrower and the Guarantors will cause the prompt containment and removal of such Hazardous Substances and remediation of the Real Property or other assets as necessary to comply with all Environmental Laws or to preserve the value of the Real Property or other assets.

         SECTION 7.16. NOTICE OF DEFAULT. The Borrower and the Guarantors will promptly notify the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation evidencing indebtedness in excess of $3,000,000 as to which the Borrower or any Guarantor is a party or obligor, whether as principal or surety, the Borrower shall forthwith upon obtaining actual knowledge thereof give written notice thereof to the Banks, describing the notice of action and the nature of the claimed default.

         SECTION 7.17. INTEREST RATE PROTECTION. On or before August 30, 1995, the Borrower shall enter into Interest Rate Protection Agreements covering an amount equal to at least one-half the outstanding principal amount of the Term Loan for a period of at least three years.

         SECTION 7.18. ENVIRONMENTAL REPORTS. On or before July 10, 1995, the Borrower will deliver to the Agents satisfactory environmental reports on the facilities of the Borrower and its Subsidiaries.

         SECTION 7.19. CHAMBERS SHAREHOLDER LITIGATION SETTLEMENT. The Borrower will, or shall cause Chambers to, pay when due the settlement payments required to be made pursuant to the Chambers Shareholder Litigation Settlement.

         SECTION 8. CERTAIN NEGATIVE COVENANTS OF THE BORROWER AND THE GUARANTORS. The Borrower and the Guarantors (where applicable) agree that, so long as any Obligation or Letter of Credit is outstanding or the Banks have any obligation to make Loans or the Issuing Bank has any obligation to issue, extend or renew any Letters of Credit hereunder or the Banks have any obligation to reimburse the Issuing Bank for advances made under any Letter of
Credit:

         SECTION 8.1. RESTRICTIONS ON INDEBTEDNESS. Neither the Borrower nor any Guarantor shall become or be a guarantor or surety of, or otherwise create, incur, assume, or be or remain liable, contingently or otherwise, with respect to any Indebtedness, or become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services or otherwise) with respect to any undertaking or Indebtedness of any other Person, or incur any Indebtedness other than:

                 (a) Indebtedness arising under this Agreement or the Loan Documents;

                 (b) Subject to the provisions of Section 8.8, Indebtedness with respect to the Subordinated Debt;

                 (c) Current liabilities incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                 (d) Indebtedness in respect of taxes, assessments, governmental charges or levies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.8 and Indebtedness of the Borrower and the Guarantors secured by liens of carriers, warehousemen, mechanics and materialmen permitted by Section 8.2;

                 (e) Indebtedness in respect of judgments or awards which have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or any Guarantor shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review and in respect of which the Borrower or such Guarantor have maintained adequate reserves;

                 (f) incurrence by the Borrower or any Guarantor of guaranty, suretyship or indemnification obligations in connection with such Borrower's or Guarantor's performance of services for its respective customers in the ordinary course of its business;

                 (g) existing Indebtedness of the Borrower and the Guarantors with respect to industrial revenue bonds ("IRBs") listed on
         Schedule 8.1(g);

                 (h) Indebtedness not to exceed $40,000,000 in the aggregate at any time with respect to (i) existing Indebtedness listed on Schedule 8.1(h) plus (ii) other Indebtedness incurred after the date hereof (including existing Indebtedness of any Subsidiary of the Borrower acquired after the date hereof) through the borrowing of money or the obtaining of credit, incurred in connection with the lease or acquisition of property or fixed assets useful or intended to be used in carrying on the business of the Borrower and the Guarantors, plus

         (iii) Indebtedness incurred in connection with IRBs (in addition to IRBs permitted under subsection (g) or (m) hereof);

                 (i) Indebtedness of any Guarantor owing to the Borrower, or of the Borrower owing to any Guarantor or of any Guarantor to any other Guarantor; provided that such Indebtedness is clearly identified on the books of the obligee as debt and not as an equity investment;

                 (j) Indebtedness with respect to landfill closure and post closure liabilities incurred in accordance with applicable Environmental Laws (excluding Indebtedness permitted under Section 8.1(o));

                 (k)      Indebtedness with respect to the Prairie Crossing
         Guaranty;

                 (l)      Interest Rate Protection Agreements;

                 (m) Other Indebtedness not to exceed $25,000,000 incurred in connection with IRBs enhanced or secured by Letters of Credit to be issued hereunder (the "Enhanced IRBs");

                 (n) Indebtedness with respect to letters of credit listed on Schedule 8.1(n), which (i) have been issued under the Amended, Modified and Restated Loan Agreement among Chambers and NationsBank, N.A. (Carolinas) dated as of June 30, 1995 and (ii) are supported by the MGT Letter of Credit;

                 (o) Indebtedness with respect to surety bonds issued to support landfill closure and post-closure obligations in an amount not to exceed $25,000,000; and

                 (p) Other unsecured senior debt not to exceed $1,000,000 in the aggregate at any time.

         SECTION 8.2. RESTRICTIONS ON LIENS. The Borrower and the Guarantors will not create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any property or assets of any character, whether now owned or hereafter acquired, or upon the income or profits therefrom; or transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; or acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse, except as follows (the "Permitted Liens"):

                 (a)      Liens existing on the Closing Date and listed on
         Schedule 8.2(a) hereto securing Indebtedness permitted under Section 8.1(h)(i);

                 (b) Liens to secure taxes, assessments and other government charges in respect of obligations not overdue;

                 (c) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                 (d) Liens in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 8.1(e);

                 (e) Liens of carriers, warehousemen, mechanics and materialmen, and other like liens, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue, provided that such liens may continue to exist for a period of more than 120 days if the validity or amount thereof shall currently be contested by the Borrower or any Guarantor in good faith by appropriate proceedings and if the Borrower or such Guarantor shall have set aside on its books adequate reserves with respect thereto as required by GAAP and provided further that the Borrower or such Guarantor will pay any such claim forthwith upon commencement of proceedings to foreclose any such lien;

                 (f) Encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or any Guarantor is a party, and other minor liens or encumbrances none of which in the opinion of the respective Borrower or Guarantor interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower or such Guarantor, which defects do not individually or in the aggregate have a material adverse effect on the business of the Borrower or such Guarantor individually or of the Borrower and the Guarantors on a consolidated basis;

                 (g) Liens in favor of the Documentation Agent and the Banks under the Loan Documents;

                 (h) Liens securing Indebtedness permitted by Section 8.1(h)(ii) hereof; and

                 (i) Liens securing Indebtedness permitted by Section 8.1(f) hereof; provided that the assets subject to such liens and security interests shall be limited to those contracts to which such guaranty, suretyship or indemnification obligations relate and the rights to payment thereunder.

         SECTION 8.3. RESTRICTIONS ON INVESTMENTS. Except to the extent provided in Section 8.4 or unless the Borrower is rated Investment Grade, neither the Borrower nor any Guarantor shall make or permit to exist or to remain outstanding any Investment other than (a) Investments in direct obligations of the United States of America or any agency thereof having a maturity of less than one year; (b) Investments in certificates of deposit of maturities less than one year, issued by commercial banks in the United States having capital and surplus equal to or in excess of $100,000,000 (c) intercompany transfers between or among the Borrower and the Guarantors, provided that such transfers arise in the ordinary course of business of the Borrower and the Guarantors in accordance with their past practice; (d) travel advances to officers and employees made in the ordinary course of business, and
(e) other Investments not to exceed $30,000,000 in the aggregate at any time (other than Investments made by the Borrower or a Guarantor in Subsidiaries of the Borrower that are wholly owned and are permitted under Section 8.4), provided that, both before and after giving effect thereto (i) the Borrower and the Guarantors are in compliance with the covenants set forth in Section
Section 7, 8 and 9 hereof; and (ii) there does not exist a Default or Event of Default and no Default or Event of Default would be created by the making of such Investment.

         SECTION 8.4. MERGERS, CONSOLIDATIONS, SALES. Neither the Borrower nor any Guarantor shall be a party to any merger, consolidation or exchange of stock unless the Borrower or such Guarantor shall be the surviving entity (and the conditions set forth below are satisfied), or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person except as otherwise provided in Section 8.3 or this Section 8.4, or sell, transfer, convey or lease any assets or group of assets (except (1) sales of equipment in the ordinary course of business and transfers of personal property among Subsidiaries of the Borrower which are wholly owned by the Borrower, which are Guarantors, and the stock of which has been pledged to the Banks under the Pledge Agreement, and
(2) sales of assets between the date hereof and the Maturity Date with an aggregate value not greater than five percent (5%) of Consolidated Total Assets, as set forth in the most recent financial statements delivered to the Banks pursuant to Section 7.4 hereof) or sell or assign, with or without recourse, any receivables (except accounts receivable more than sixty (60) days past due sold or assigned in the ordinary course of collecting past due accounts). Notwithstanding the foregoing, the Borrower or any Guarantor may purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or joint venture interest in, any Person if the following conditions have been met: (a) the proposed transaction will not otherwise create a Default or an Event of Default hereunder; (b) the business to be acquired involves the collection, transfer, hauling, disposal or recycling of solid waste (excluding hazardous waste as that term is defined in RCRA) or thermal soil remediation; (c) the business to be acquired operates in North America; (d) all of the assets to be acquired shall, unless acquired directly by the Borrower or a Guarantor, be placed in an existing or newly created Subsidiary, 100% of the stock of which has been or will be pledged to the Banks under the Pledge Agreement and which is or will become a Guarantor or, in the case of a stock acquisition, the acquired company shall become, or shall be merged with, a wholly-owned Subsidiary of the Borrower that is a Guarantor and 100% of the stock of which is pledged to the Banks and, in the case of a merger, the surviving entity shall be such Subsidiary; (e) each acquisition of a landfill is preceded by the Borrower's standard due diligence practices as set forth in Exhibit D hereto, including a review by the Consulting Engineer (the "Consulting Engineer's Report"); (f) the cash consideration to be paid in connection with such acquisition (including the amount of all liabilities assumed) does not exceed $25,000,000 without the prior written approval of the Majority Banks or unless the Borrower is rated Investment Grade. Notwithstanding the foregoing, neither the Borrower nor any Material Guarantor may merge into any other Person nor may any Person (i) (other than the Borrower) acquire a controlling interest in any Material Guarantor, or (ii) acquire a controlling interest in the Borrower, in each case without the prior written consent of the Majority Banks. Guarantors which are not Material Guarantors may merge with and into one another, into the Borrower, or into a Material Guarantor, provided that in the case of a merger with the Borrower or a Material Guarantor, the Borrower or such Material Guarantor is the surviving corporation.

         SECTION 8.5. SALE AND LEASEBACK. Neither the Borrower nor any Guarantor shall enter into any arrangement, directly or indirectly, whereby the Borrower or any Guarantor shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property which the Borrower or such Guarantor intends to use for substantially the same purpose as the property being sold or transferred.

         SECTION 8.6. RESTRICTED DISTRIBUTIONS AND REDEMPTIONS. Unless the Borrower is rated Investment Grade, neither the Borrower nor any Guarantor will declare or pay any Distributions (other than (a) Distributions payable solely in common stock of the Borrower, or (b) Distributions of cash by any Guarantor to its parent or to the Borrower). In addition, unless the Borrower is rated Investment Grade, the Borrower and the Guarantors shall not redeem, convert, retire or otherwise acquire shares of any class of capital stock of the Borrower and the Guarantors (other than in connection with a merger permitted by Section 8.4 hereof or conversion into another form of equity of any preferred shares of the Borrower existing as of the Closing Date pursuant to the terms thereof) in an aggregate amount in excess of $5,000,000, and no such redemption, conversion, or retirement may be undertaken at any time a Default or Event of Default exists. Neither the Borrower nor any Guarantor shall effect or permit any change in or amendment to any document or instrument pertaining to the terms of its capital stock.

         8.7. EMPLOYEE BENEFIT PLANS. Neither the Borrower nor any Guarantor or ERISA Affiliate will:

                 (a) engage in any "prohibited transaction" within the meaning of 9406 of ERISA or Section 4975 of the Code which could result in a material liability for the Borrower or any Guarantor; or

                 (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

                 (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any Guarantor pursuant to Section 302(f) or
         Section 4068 of ERISA; or

                 (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

         The Borrower and the Guarantors will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to the Banks a copy of the most recent actuarial statement required to be submitted under
Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Banks any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under

Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in
respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, or 4245 of ERISA.

         SECTION 8.8. SUBORDINATED DEBT. The Borrower and the Guarantors (a) will not amend, supplement or otherwise modify the terms of the Subordinated Debt; (b) may make scheduled payments of principal and interest with respect to the Subordinated Debt, provided that, no Default or Event of Default exists at the time of, or would be created by the making of, such payment; and (c) may prepay the 1992 Convertible Debt, provided that, no Default or Event of Default exists at the time of, or would be created by the making of, such payment and the funds applied to prepayment of the 1992 Convertible Debt are obtained through an offering of equity or other Subordinated Debt and not through borrowings hereunder.

         SECTION 8.9. CAPITAL EXPENDITURES. Unless the Borrower is rated Investment Grade, the Borrower and the Guarantors shall not make or commit to make annual Capital Expenditures (excluding any acquisitions permitted by Section 8.4 hereof) in excess of (a) one and three-quarters times the sum of depreciation and landfill amortization expense in any fiscal year through 1997; or (b) one and one-half times the sum of depreciation and landfill amortization in any later fiscal year.

         SECTION 8.10. RELIANCE DOCUMENTS. The Borrower and the Guarantors will not make any material amendments or modifications of (a) the Underwriting and Continuing Indemnity Agreement dated as of June 30, 1995 among the Borrower, the Guarantors, and Reliance Insurance Company and certain of its affiliates ("Reliance"), (b) the Security Agreement dated as of June 30, 1995 among the Borrower, the Guarantors and Reliance and (c) the Equipment and Landfill Utilization Agreement dated as of June 30, 1995 among the Borrower, the Guarantors, the Banks and Reliance, in each case without the prior written consent of the Agents.

         SECTION 9. FINANCIAL COVENANTS OF THE BORROWER. The Borrower agrees that, so long as any Notes or Letters of Credit are outstanding or the Banks have any obligation to make Loans or the Issuing Bank has any obligation to issue, extend or renew any Letters of Credit hereunder:

         SECTION 9.1.  LEVERAGE RATIO.

         As of the end of any fiscal quarter of the Borrower commencing with the fiscal quarter ending March 31, 1995, the ratio of (a) Indebtedness for borrowed money (including Indebtedness for capitalized leases which corresponds to principal) to (b) EBITDA for the prior four consecutive fiscal quarters ending on that date (the ratio of (a) to (b) herein referred to as the

"Pricing Ratio") for such periods shall not be greater than the stated ratio for the respective periods set forth below:

         Period                                     Ratio
         ------                                     -----
         Closing Date to 9/30/95                     5.0:1

         12/31/95 to 9/30/96                        3.75:1

         12/31/96 to 9/30/97                         3.5:1

         12/31/97 to 9/30/98                        3.25:1

         12/31/98 to 9/30/99                         3.0:1

         12/31/99 to Maturity Date                  2.75:1

         For all 1995 calculations, EBITDA (and the corresponding Pricing Ratio) will be calculated from 1/1/95 through the quarter then ended and annualized.

         SECTION 9.2.  INTEREST COVERAGE RATIO.

         As of the end of any fiscal quarter of the Borrower commencing with the fiscal quarter ending September 30, 1995, the ratio of (a) EBIT (i) on a cumulative basis with respect to fiscal quarters through March 31, 1996, and
(ii) with respect to any fiscal quarter ending on or after June 30, 1996, for the prior four consecutive fiscal quarters ending on that date to (b) Consolidated Total Interest Expense as at the end of such period shall not be less than the stated ratio for the respective periods set forth below:

         Period                                     Ratio
         ------                                     -----
         Closing Date to 9/30/96                     2.0:1

         12/31/96 to 9/30/97                        2.25:1

         12/31/97 to 9/30/98                        2.50:1

         12/31/98 to 9/30/99                        2.75:1

         12/31/99 to Maturity Date                   3.0:1

         SECTION 9.3. CONSOLIDATED NET WORTH. The Borrower will not permit Consolidated Net Worth to be less than the sum of (a) 90% of Consolidated Net Worth shown on the balance sheet dated as of the Closing Date and (b) 75% of each quarter's positive net income commencing with the quarter ending September 30 1995, on a cumulative basis exclusive of any quarterly losses and (c) 75% of the amount by which Consolidated Net Worth is increased by equity issuances, and (d) 100% of the amount by which equity increases upon the conversion of the 1992 Convertible Debt.

         SECTION 9.4. DEBT SERVICE COVERAGE RATIO. Commencing with the fiscal quarter ending September 30, 1995, the Borrower will not permit the ratio of Consolidated Cash Flow to Consolidated Debt Service as at the end of any fiscal quarter to be less than 1.1:1 (i) on a cumulative basis with respect to fiscal quarters from July 1, 1995 through March 31, 1996, and (ii) with respect to any fiscal quarter ending on or after June 30, 1996, for the prior four consecutive fiscal quarters ending on that date.

         SECTION 10. CONDITIONS TO INITIAL LOAN. The effectiveness of the Agreement and the obligations of the Banks to make the Loans and of the Issuing Bank to issue Letters of Credit on the Closing Date and otherwise be bound by the terms of this Agreement shall be subject to the satisfaction of each of the following conditions precedent:

         SECTION 10.1. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by the Borrower and each Guarantor of the Loan Documents to which it is a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to the Banks.

         SECTION 10.2. LOAN DOCUMENTS, ETC. Each of the Loan Documents to which the Borrower or any Guarantor is a party, including the Pledge Agreement of even date herewith in form and substance satisfactory to the Agents and the Banks, and related stock powers and stock certificates, shall have been duly and properly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect in a form satisfactory to the Banks.

         SECTION 10.3. CERTIFIED COPIES OF CHARTER DOCUMENTS. The Banks shall have received from the Borrower and the Guarantors a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

         SECTION 10.4. INCUMBENCY CERTIFICATE. The Banks shall have received an incumbency certificate, dated as of the Closing Date, signed by duly authorized officers giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign the Loan Documents on behalf of the Borrower and the Guarantors (b) to make Loan and Letter of Credit Requests; and (c) to give notices and to take other action on the Borrower's and the Guarantors' behalf under the Loan Documents.

         SECTION 10.5. VALIDITY OF LIENS. The Pledge Agreement, the Partnership Pledge Agreement and the Security Agreement shall be effective to create in favor of the Documentation Agent for the benefit of the Banks, a legal, valid and enforceable first security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of each Bank to protect and preserve such security interests shall have been duly effected. The Documentation Agent shall have received evidence thereof in form and substance satisfactory to the Documentation Agent.

         SECTION 10.6. CERTIFICATES OF INSURANCE. The Banks shall have received (i) a certificate of insurance from an independent insurance broker dated as of the Closing Date, or within 15 days prior thereto, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Loan Documents and (ii) copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer).

         SECTION 10.7. OPINIONS OF COUNSEL AND PERMIT CERTIFICATE. The Banks shall have received (a) a favorable legal opinion from outside counsel to the Borrower and the Guarantors, addressed to the Banks, dated the Closing Date, in form and substance satisfactory to the Banks, and (b) an environmental permit certificate from the CFO of the Borrower satisfactory to the Banks concerning principal operating permits at the Borrower's and the Guarantors' principal operating facilities.

         SECTION 10.8. CHAMBERS MERGER. The merger between Chambers Acquisition Corporation and Chambers shall occur on terms and conditions substantially the same as described in the Merger Agreement.

         SECTION 10.9. EXISTING DEBT. The Agents shall have received a payoff letter from each of the Borrower's and the Guarantor's lenders under the Borrower's existing credit facility, Chamber's existing credit facilities and Chamber's 11.45% senior notes and 11.95% senior notes, each such payoff letter indicating the amount of the loan obligations of the Borrower or such Guarantor to be discharged on the Closing Date, and acknowledging that upon receipt of such funds the applicable lender will forthwith execute and deliver to the Documentation Agent for filing all termination statements and take such other actions as may be necessary to discharge all mortgages, deeds of trust and security interests granted by the Borrower or such Guarantor to such lenders, all in form and substance satisfactory to the Agents.

         SECTION 10.10. SATISFACTORY FINANCIAL CONDITION. No material adverse change, in the judgment of the Agents, shall have occurred in the financial condition, results of operations, business, properties or prospects of the Borrower and its Subsidiaries, taken as a whole, or Chambers and its Subsidiaries, taken as a whole, since the most recent financial statements and projections provided to the Agents. In addition, on or before the Closing Date, the Agents shall have received a satisfactory review by Coopers & Lybrand of the $14,000,000 overhead reductions to be implemented in 1995.

         SECTION 10.11. LITIGATION MATTERS. The litigation described in note C to the Chambers financial statement dated March 31, 1995 (the "Chambers Shareholder Litigation") has been settled substantially in accordance with the description of the settlement set forth in the Joint Proxy Statement of the Borrower and Chambers (the "Proxy Statement") dated May 19, 1995 (the "Chambers Shareholder Litigation Settlement"). The court order effecting the Chambers Shareholder Litigation Settlement shall be in full force and effect, and the Grant Thornton defendants (as defined in the Proxy Statement) have not withdrawn from the Chambers Shareholder Litigation Settlement. The Borrower shall have given to the Administrative Agent a Loan and Letter of Credit Request for a Revolving Credit Loan in the amount necessary to pay the two installments of the settlement payments required to be made under the terms of the Chambers Shareholder Litigation Settlement.

         SECTION 10.12. ENVIRONMENTAL REPORTS. The Agents shall have received satisfactory environmental reports on the facilities of Chambers and its Subsidiaries.

         SECTION 10.13. REINCORPORATION OF BORROWER. The Agents shall have received satisfactory evidence of the reincorporation of the Borrower as a Delaware corporation.

         SECTION 11. CONDITIONS TO ALL LOANS. The obligations of the Banks to make any Loan and the obligation of the Issuing Bank to issue, extend, or renew any Letter of Credit at the time of and subsequent to the Closing Date is subject to the following conditions precedent:

         SECTION 11.1. REPRESENTATIONS TRUE. Each of the representations and warranties of the Borrower and each of the Guarantors contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such

Loan or the issuance, extension, or renewal of such Letter of Credit, as applicable, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement (including any supplements to Schedule 1 contemplated by this Agreement and the other Loan Documents) and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly and solely to an earlier date).

         SECTION 11.2. PERFORMANCE; NO EVENT OF DEFAULT. The Borrower and the Guarantors shall have performed and complied with all terms and conditions herein required to be performed or complied with by them prior to or at the time of the making of any Loan or the issuance, extension or renewal of any Letter of Credit, and at the time of the making of any Loan, there shall exist no Default or Event of Default or condition which would result in a Default or an Event of Default upon consummation of such Loan or the issuance, extension, or renewal of such Letter of Credit, as applicable. Each request by the Borrower for a Loan and each request for issuance, extension or renewal of a Letter of Credit shall constitute certification by the Borrower that the conditions specified in Sections 11.1 and 11.2 will be duly satisfied on the date of such Loan or Letter of Credit issuance, extension or renewal.

         SECTION 11.3. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof which in the reasonable opinion of the Banks would make it illegal for the Banks to make Loans or for the Issuing Bank to issue, extend or renew Letters of Credit hereunder.

         SECTION 11.4. GOVERNMENTAL REGULATION. The Banks shall have received from the Borrower and the Guarantors such statements in substance and form reasonably satisfactory to the Banks as they shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         SECTION 11.5. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall have been delivered to the Banks as of the date of the making of such Loan in substance and in form satisfactory to the Banks, including without limitation a Letter of Credit and Loan Request in the form attached hereto as Exhibit B, and the Banks shall have received all information and such counterpart originals or certified or other copies of such documents as the Banks may reasonably request.

         SECTION 12. COLLATERAL SECURITY. The Obligations shall be secured by a perfected security interest in all of the Collateral.

         SECTION 13.  EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF
COMMITMENT.

         SECTION 13.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice and/or lapse of time, "Defaults") shall occur:

                 (a) if the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                 (b) if the Borrower shall fail to pay any interest or fees or other amounts owing hereunder within five (5) Business Days after the same shall become due and payable whether at the Maturity Date or any accelerated date of maturity or at any other date fixed for payment;

                 (c) if the Borrower or any Guarantor shall fail to comply with the covenants contained in Sections 7.19, 8 or 9 hereof;

                 (d) if the Borrower or any Guarantor shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified in subsections
         (a), (b), and (c) above) and such failure shall not be remedied within 30 days after written notice of such failure shall have been given to the Borrower and the Guarantors by the Documentation Agent or any of the Banks;

                 (e) if any representation or warranty contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or repeated;

                 (f) if the Borrower or any Guarantor shall fail to pay at maturity, or within any applicable period of grace, any and all obligations for borrowed money or any guaranty with respect thereto in an aggregate amount greater than $3,000,000, or fail to observe or perform any material term, covenant or agreement contained in any one or more agreements by which it is bound, evidencing or securing borrowed money or bonding obligations in an aggregate amount greater than $3,000,000 for such period of time as would, or would have permitted (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; or

                 (g) if the Borrower or any Guarantor makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any Guarantor or of any substantial part of the assets of the Borrower or any Guarantor or commences any case or other proceeding relating to the Borrower or any Guarantor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against the Borrower or any Guarantor or the Borrower or any Guarantor indicates its approval thereof, consent thereto or acquiescence therein;

                 (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any Guarantor bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Guarantor in an involuntary case under federal bankruptcy laws as now or hereafter constituted, and such decree or order remains in effect for more than 30 days, whether or not consecutive;

                 (i) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Borrower or any Guarantor which, with other outstanding final judgments against the Borrower and the Guarantors, exceeds in the aggregate $3,000,000 after taking into account any undisputed insurance coverage;

                 (j) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any Guarantor to the PBGC or the Plan in an aggregate amount exceeding $3,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Plan;

                 (k) any of the Subordinated Debt in an aggregate amount greater than $3,000,000 shall be in default or all or any part of the Subordinated Debt shall be paid, prepaid, redeemed or repurchased in whole or in part other than as permitted under the terms hereof and thereof;

                 (l) if any of the Loan Documents to which the Borrower or any Guarantor is a party shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower, the Guarantors, or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents to which the Borrower or any Guarantor is a party is illegal, invalid or unenforceable in accordance with the terms thereof;

                 (m) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said
         Act) of (i) 25% or more of the outstanding shares of common stock of the Borrower or (ii) with respect to the Rangos family, greater than 30% of such stock; or, during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower; or

                 (n) if either of (i) the Final Judgment and Order of Dismissal as to All Defendants entered by the United States District Court for the Western District of Pennsylvania on May 30, 1995 in Civil Action No. 92-0679 (In re: Chambers Development Company Securities Litigation) relating to all class actions or (ii) the Final Order and Judgment entered by the United States District Court for the Western District of Pennsylvania on May 30, 1995 in Civil Action No. 92-0679 (In re: Chambers Development Securities Litigation) relating to the derivative action at Civil Action No. 92-1081 (collectively, the "Chambers Judgments"), each of which judgments implements the Chambers Shareholder Litigation Settlement, is reversed or substantially modified on an appeal as a result of an appeal filed and/or docketed on or before July __, 1995;

then, and in any such event, so long as the same may be continuing, the Bank Agents may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower, declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration to the extent permitted by law or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Section 13.1(g) or 13.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Bank Agents or any Bank. Upon demand by the Majority Banks after the occurrence of any Event of Default, the Borrower shall immediately provide to the Administrative Agent cash in an amount equal to the aggregate Maximum Drawing Amount to be held by the Administrative Agent as collateral security for the Obligations.

         SECTION 13.2. TERMINATION OF COMMITMENTS. If any Event of Default pursuant to Sections 13.1(g) or 13.1(h) hereof shall occur, any unused portion of the Total Revolving Credit Commitment hereunder shall forthwith terminate and the Banks and the Issuing Bank shall be relieved of all obligations to make Loans to or to issue, extend or renew Letters of Credit for the account of the Borrower; or if any other Event of Default shall occur, the Majority Banks may by notice to the Borrower terminate the unused portion of the Total Revolving Credit Commitment hereunder, and, upon such notice being given, such unused portion of the Total Revolving Credit Commitment hereunder shall terminate immediately and the Banks and the Issuing Bank shall be relieved of all further obligations to make Loans to or to issue, extend or renew Letters of Credit for the account of the Borrower hereunder. No termination of any portion of the Commitment Percentage hereunder shall relieve the Borrower of any of its existing Obligations to the Banks or the Bank Agents hereunder or elsewhere.

         SECTION 13.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 13.1, each Bank, upon notice to the other Banks, if owed any amount with respect to the Loans or the Reimbursement Obligations, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including, without limitation, as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agents or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         SECTION 14. SETOFF. Regardless of the adequacy of any collateral, during the continuance of an Event of Default, any deposits or other sums credited by or due from any Bank to the Borrower or any Guarantor and any securities or other property of the Borrower or the Guarantors in the possession of such Bank may be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower and the Guarantors to the Banks or the Bank Agents. Any amounts set off pursuant to this Section 14 shall be distributed ratably among all of the Banks by the Bank setting off such amounts. If any Bank fails to share such setoff ratably, the Administrative Agent shall have the right to withhold such Bank's share of any Borrower or Guarantor payments or proceeds of Collateral until each of the Banks shall have, in the aggregate, received a pro rata repayment.

         SECTION 15. EXPENSES. Whether or not the transactions contemplated herein shall be consummated, the Borrower hereby promises to reimburse the Documentation Agent for all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys' fees), incurred or expended in connection with the preparation, filing or recording, or interpretation of this Agreement, the other Loan Documents, or any amendment, modification, approval, consent or waiver hereof or thereof. The Borrower further promises to reimburse the Bank Agents and the Banks for all reasonable out-of-pocket fees and disbursements (including all reasonable legal fees and the allocable cost of in-house attorneys' fees) incurred or expended in connection with the enforcement of any Obligations or the satisfaction of any indebtedness of the Borrower hereunder or thereunder, or in connection with any litigation, proceeding or dispute hereunder in any way related to the credit hereunder. The Borrower will pay any taxes (including any interest and penalties in respect thereof) other than any Bank's or Bank Agents' taxes based upon or measured by the income or profits, payable on or with respect to the transactions contemplated by this Agreement (the Borrower hereby agreeing to indemnify each Bank and Bank Agent with respect thereto).

         SECTION 16.  THE BANK AGENTS.

         SECTION 16.1. APPOINTMENT, POWERS AND IMMUNITIES. Each Bank hereby irrevocably appoints and authorizes (a) FNBB to act as its documentation and collateral agent and (b) MGT to act as its the Administrative Agent hereunder and under the other Loan Documents (FNBB and MGT, in such capacities, the "Bank Agents"), provided, however, the Administrative Agent and Documentation Agent are hereby authorized to serve only as administrative and documentation and collateral agents, respectively, for the Banks and to exercise such powers as are reasonably incidental thereto and as are set forth in this Agreement and the other Loan Documents. The Bank Agents hereby acknowledge that they do not have the authority to negotiate any agreement which would bind the Banks or agree to any amendment, waiver or modification of any of the Loan Documents or bind the Banks except as set forth in this Agreement or the Loan Documents. Except as provided in this Agreement, and in the other Loan Documents, the Bank Agents shall take action or refrain from acting only upon instructions of the Banks. Each Bank irrevocably authorizes the Documentation Agent to execute the Pledge Agreement, the Partnership Pledge Agreement and the Security Agreement and all other instruments relating thereto and to take such action on behalf of each of the Banks and to exercise all such powers as are expressly delegated to the Documentation Agent hereunder and in the Pledge Agreement, the Partnership Pledge Agreement and the Security Agreement and all related documents, together with such other powers as are reasonably incidental thereto. It is agreed that the duties, rights, privileges and immunities of the Issuing Bank, in its capacity as issuer of Letters of Credit hereunder, shall be identical to the duties, rights, privileges and immunities of the Bank Agents as provided in this Section 16. The Bank Agents shall not have any duties or responsibilities or any fiduciary relationship with any Bank except those expressly set forth in this Agreement. None of the Bank Agents nor any of their affiliates shall be responsible to the Banks for any recitals, statements, representations or warranties made by the Borrower or any other Person whether contained herein or otherwise or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the other Loan Documents or any other document referred to or provided for herein or therein or for any failure by the Borrower or any other Person to perform its obligations hereunder or thereunder or in respect of the Notes. The Bank Agents may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Bank Agents nor any of their directors, officers, employees or agents shall be responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. Any Bank

Agent in its separate capacity as a Bank shall have the same rights and powers hereunder as any other Bank.

         SECTION 16.2. ACTIONS BY BANK AGENTS. Each Bank Agent shall be fully justified in failing or refusing to take any action under this Agreement as reasonably deemed appropriate unless it shall first have received the consent of the Banks and shall be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Bank Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any of the Loan Documents in accordance with the instruction of the Banks, and such instruction and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Notes or any Letter of Credit Participation.

         SECTION 16.3. INDEMNIFICATION. Without limiting the obligations of the Borrower and the Guarantors hereunder or under any other Loan Document, the Banks agree to indemnify the Bank Agents, ratably in accordance with their respective Commitment Percentages, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements or any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Bank Agents in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Bank Agents (or any agent thereof), IT BEING THE INTENT OF THE PARTIES HERETO THAT ALL SUCH INDEMNIFIED PARTIES SHALL BE INDEMNIFIED FOR THEIR ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE.

         SECTION 16.4.  REIMBURSEMENT.  Without limiting the provisions of
Section 2.6(b), Section 5.3(a) and Section 14.3, no Bank Agent shall be obliged to make available to any Person any sum which the Bank Agent is expecting to receive for the account of that Person until the Bank Agent has determined that it has received that sum. A Bank Agent may, however, disburse funds prior to determining that the sums which the Bank Agent expects to receive have been finally and unconditionally paid to the Bank Agent, if the Bank Agent wishes to do so. If and to the extent that a Bank Agent does disburse funds and it later becomes apparent that the Bank Agent did not then receive a payment in an amount equal to the sum paid out, then any Person to whom the Bank Agent made the funds available shall, on demand from the Bank Agent, refund to the Bank Agent the sum paid to that Person. If, in the opinion of a Bank Agent, the distribution of any amount received by it in such capacity hereunder or under the Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by a Bank Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Bank Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

         SECTION 16.5. DOCUMENTS. The Bank Agents will forward to each Bank, promptly after receipt thereof, a copy of each notice or other document furnished to the Bank Agents for such Bank hereunder; provided, however, that, notwithstanding the foregoing, the Administrative Agent may furnish to the Banks a monthly summary with respect to Letters of Credit issued hereunder in lieu of copies of the related Letter of Credit Applications.

         SECTION 16.6. NON-RELIANCE ON BANK AGENTS AND OTHER BANKS. Each Bank represents that it has, independently and without reliance on the Bank Agents, or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Borrower and the Guarantors and the decision to enter into this Agreement and the other Loan Documents and agrees that it will, independently and without reliance upon the Bank Agents, or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement or any other Loan Document. Except as herein expressly provided to the contrary, the Bank Agents shall not be required to keep informed as to the performance or observance by the Borrower and the Guarantors of this Agreement, the other Loan Documents or any other document referred to or provided for herein or therein or by any other Person of any other agreement or to make inquiry of, or to inspect the properties or books of, any Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Bank Agents hereunder, the Bank Agents shall not have any duty or responsibility to provide any Bank with any credit or other information concerning any person which may come into the possession of the Bank Agents or any of their affiliates. Each Bank shall have access to all documents relating to the Bank Agents' performance of their duties hereunder at such Bank's request. Unless any Bank shall promptly object to any action taken by the Bank Agents hereunder of which such Bank has actual knowledge (other than actions which require the prior consent of such Bank in accordance with the terms hereof or to which the provisions of Section 16.8 are applicable and other than actions which constitute gross negligence or willful misconduct by the Bank Agents), such Bank shall conclusively be presumed to have approved the same.

         SECTION 16.7. RESIGNATION OF BANK AGENTS. A Bank Agent may resign at any time by giving 60 days prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Banks (other than the resigning Bank Agent) shall have the right to appoint a successor Bank Agent. If no successor to such Bank Agent shall have been so appointed by the Banks and shall have accepted such appointment within 30 days after the retiring Bank Agent's giving of notice of resignation, then the retiring Bank Agent may, on behalf of the Banks, appoint a successor Bank Agent from among the remaining Banks, which shall be a financial institution having a combined capital and surplus in excess of $1,000,000,000. Upon the acceptance of any appointment as Bank Agent hereunder by a successor Bank Agent, such successor Bank Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Bank Agent, and the retiring Bank Agent shall be discharged from its duties and obligations hereunder. After any retiring Bank Agent's resignation, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. Any new Issuing Bank appointed pursuant to this Section
16.7 shall immediately issue new Letters of Credit in place of Letters of Credit previously issued, or if acceptable to the resigning Issuing Bank, issue letters of credit in favor of the resigning Issuing Bank as security for the outstanding Letters of Credit and shall in due course replace all Letters of Credit previously issued by the resigning Issuing Bank.

         SECTION 16.8. ACTION BY THE BANKS, CONSENTS, AMENDMENTS, WAIVERS, ETC. Any action to be taken (including the giving of notice) may be taken, any consent or approval required or permitted by the Agreement or any other Loan Document to be given by the Banks may be given, any term of this Agreement, any other Loan Document or any other instrument, document or agreement related to this Agreement or the other Loan Documents or mentioned therein may be amended, and the performance or observance by the Borrower, the Guarantors, or any other Person of any of the terms thereof and any Default or Event of Default (as defined in any of the above-referenced documents or instruments) may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Majority Banks; provided, however, that no such consent or amendment which affects the rights, duties or liabilities of any Bank Agent shall be effective without the written consent of such Bank Agent. Notwithstanding the foregoing, no amendment, waiver or consent shall do any of the following unless in writing and signed by ALL of the Banks (a) increase the principal amount of the

Total Revolving Credit Commitment (or subject the Banks to any additional obligations), (b) reduce the principal of or interest on the Notes (including, without limitation, interest on overdue amounts) or any fees payable hereunder,
(c) postpone any date fixed for any payment in respect of principal or interest (including, without limitation, interest on overdue amounts) on the Notes, or any fee hereunder; (d) change the definition of "Majority Banks" or number of Banks which shall be required for the Banks or any of them to take any action under the Loan Documents; (e) amend this Section 16.8; (f) change the Commitment Percentage of any Bank, except as permitted under Section 19 hereof; or (g) except as otherwise permitted hereunder, release any Collateral.

         SECTION 17. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Banks and the Bank Agents and their affiliates, as well as the Banks' and the Bank Agents' and their affiliates' shareholders, directors, agents, officers, subsidiaries and affiliates, from and against all damages, losses, settlement payments, obligations, liabilities, claims, suits, penalties, assessments, citations, directives, demands, judgments, actions or causes of action, whether statutory created or under the common law, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by an indemnified party by reason of or resulting from the transactions contemplated hereby, except any of the foregoing which result from the gross negligence or willful misconduct of any indemnified party. In any investigation, proceeding or litigation, or the preparation therefor, the Banks and the Bank Agents shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. In the event of the commencement of any such proceeding or litigation, the Borrower shall be entitled to participate in such proceeding or litigation with counsel of its choice at its expense, provided that such counsel shall be reasonably satisfactory to the Banks. The covenants of this Section 17 shall survive payment or satisfaction of payment of amounts owing with respect to any Note or any other Loan Document, IT BEING THE INTENT OF THE PARTIES HERETO THAT ALL SUCH INDEMNIFIED PARTIES SHALL BE INDEMNIFIED FOR THEIR ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE.

         SECTION 18. SURVIVAL OF COVENANTS, ETC. Unless otherwise stated herein, all covenants, agreements, representations and warranties made herein, in the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower and any Guarantor pursuant hereto shall be deemed to have been relied upon by the Banks and the Bank Agents, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Banks of the Loans and the issuance, extension or renewal of any Letters of Credit by the Issuing Bank, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement, any Obligation, any Letter of Credit or any Note remains outstanding and unpaid or any Bank has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend, or renew any Letters of Credit hereunder. All statements contained in any certificate or other paper delivered by or on behalf of the Borrower or any Guarantor pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Guarantor, as the case may be, hereunder.

         SECTION 19. ASSIGNMENT AND PARTICIPATION. It is understood and agreed that each Bank shall have the right to assign at any time all or a portion of its Commitment Percentage and interests in the risk relating to the Loans, outstanding Letters of Credit and its Revolving Credit Commitment hereunder in an amount equal to or greater than $5,000,000 (which assignment shall be of an equal percentage of the Revolving Credit Commitment, the Loans and outstanding Letters of Credit unless otherwise agreed to by the Agents) to additional banks or other financial institutions with the prior written approval of the Bank Agents and the Borrower which approvals shall not be unreasonably withheld. It is further agreed that each bank or other financial institution which executes and delivers to the Documentation Agent and the Borrower hereunder an Assignment and Acceptance substantially in the form of Exhibit E hereto together with an assignment fee in the amount of $2500 payable by the assigning Bank to the Documentation Agent, shall, on the date specified in such Assignment and Acceptance, become a party to this Agreement and the other Loan Documents for all purposes of this Agreement and the other Loan Documents, and its portion of the Commitment, the Loans and Letters of Credit shall be as set forth in such Assignment and Acceptance. The Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement. Upon the execution and delivery of such Assignment and Acceptance, (a) the Borrower shall issue to the bank or other financial institution Notes in the amount of such bank's or other financial institution's Revolving Credit Commitment and portion of the Term Loan dated the date of the assignment or such other date as may be specified by the Documentation Agent and otherwise completed in substantially the form of Exhibits A-1 and A-2; and to the extent any assigning Bank has retained a portion of its obligations hereunder, replacement Notes to the assigning Bank reflecting its assignment; (b) the Documentation Agent shall distribute to the Borrower, the Banks and such bank or financial institution a schedule reflecting such changes; and (c) this Agreement shall be appropriately amended to reflect (i) the status of the bank or financial institution as a party hereto and (ii) the status and rights of the Banks hereunder.

         Each Bank shall also have the right to grant participations to one or more banks or other financial institutions in its Revolving Credit Commitment, the Loans and outstanding Letters of Credit. The documents evidencing any such participation shall limit such participating bank or financial institutions voting rights with respect to this Agreement to the matters set forth in
Section 16.8 which require the vote of all Banks.

         Notwithstanding the foregoing, no assignment or participation shall operate to increase the Commitment hereunder or otherwise alter the substantive terms of this Agreement, and no Bank shall have an interest of less than 1% of the sum of the Total Revolving Credit Commitment and outstanding amount of the Term Loan.

         Anything contained in this Section 19 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

         SECTION 20. PARTIES IN INTEREST. All the terms of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and thereto; provided, that neither the Borrower nor any Guarantor shall assign or transfer its rights hereunder without the prior written consent of the Banks.

         SECTION 21. NOTICES, ETC. Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the other Loan Documents shall be in writing and shall be delivered in hand, mailed by United States first class mail, postage prepaid, or sent by telegraph, telex or telecopier and confirmed by letter, addressed as follows:

                 (a) if to the Borrower or the Guarantors, at 5000 Quorum Drive, Suite 300, Dallas, Texas 75240, Attention: Earl E. DeFrates, telecopy number (214) 383-7911; or

                 (b) if to FNBB or the Documentation Agent, at The First National Bank of Boston, 100 Federal Street, Boston, MA 02110,
         Attention: Charles C. Woodard, Managing Director, telecopy number:
         (617) 434-2160; or

                 (c) if to BAI, at Bank of America Illinois, 231 South LaSalle Street, Chicago, Illinois 60697, Attention: Robert P. Rospierski, Vice President, telecopy number (312) 828-1974;

                 (d) if to MGT, J.P. Morgan or the Administrative Agent, at Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York 10260-0060, telecopy number (212) 648-5336;

or such other address for notice as shall have last been furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (b) if sent by registered or certified first-class mail, postage prepaid, five Business Days after the posting thereof, and (c) if sent by telex, telecopy, or cable, at the time of the dispatch thereof, if in normal business hours in the country of receipt, or otherwise at the opening of business on the following Business Day.

         SECTION 22. MISCELLANEOUS. The rights and remedies herein expressed are cumulative and not exclusive of any other rights which the Banks would otherwise have. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         SECTION 23. CONSENTS, ETC. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in this Section 23, subject to the provisions of Section 16.8. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement to be given by the Banks may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any Guarantor of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower, the Guarantors and the Banks. To the extent permitted by law, no course of dealing or delay or omission on the part of any of the Banks or the Agents in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower or any Guarantor shall entitle the Borrower or any Guarantor to other or further notice or demand in similar or other circumstances.

         SECTION 24. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER AND EACH OF THE GUARANTORS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, THE BORROWER AND EACH OF THE GUARANTORS HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER AND THE GUARANTORS (A) CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR BANK AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGE THAT THE BANK AGENTS AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BECAUSE OF, AMONG OTHER THINGS, THE BORROWER'S AND THE GUARANTORS' WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

         SECTION 25. GOVERNING LAW. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF
LAW). THE BORROWER AND THE GUARANTORS CONSENT TO THE JURISDICTION OF ANY OF THE FEDERAL OR STATE COURTS LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS IN CONNECTION WITH ANY SUIT TO ENFORCE THE RIGHTS OF THE BANKS OR THE BANK AGENTS UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

         SECTION 26. SEVERABILITY. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

         SECTION 27. GUARANTY. Section 27.1 Guaranty. For value received and hereby acknowledged and as an inducement to the Banks and the Issuing Bank to make the Loans and Letters of Credit available to the Borrower, each of the Guarantors hereby unconditionally and irrevocably guarantees (a) the full punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing whether for principal, interest, fees, expenses or otherwise, and (b) the strict performance and observance by the Borrower of all agreements, warranties and covenants applicable to the Borrower in the Loan Documents and (c) the obligations of the Guarantors under the Loan Documents (such Obligations collectively being hereafter referred to as the "Guaranteed Obligations").


         SECTION 27.2 GUARANTY ABSOLUTE. The Guarantors guarantee that the Guaranteed Obligations will be paid strictly in accordance with the terms hereof, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Bank with respect thereto. The liability of the Guarantors under this guaranty with regard to the Guaranteed Obligations shall be absolute and unconditional irrespective of:

                 (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other amendment or waiver of or any consent to departure from this Agreement (with regard to such Guaranteed Obligations);

                 (b) any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                 (c) any change in ownership of the Borrower or the addition of any new Guarantor pursuant to Section 27.7 hereof;

                 (d) any acceptance of any partial payment(s) from the Borrower or any Guarantor; or

                 (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of its

         Obligations hereunder or of any other Guarantor's obligations as a guarantor.

         This guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by the Banks upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

         SECTION 27.3. EFFECTIVENESS; ENFORCEMENT. The guaranty herein of the Guarantors shall be effective and shall be deemed to be made with respect to each Loan made to the Borrower and each Letter of Credit issued for the account of the Borrower as of the time it is made or issued, as applicable. No invalidity, irregularity or unenforceability by reason of any bankruptcy or similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect any liability of the Borrower, and no defect in or insufficiency or want of powers of the Borrower or irregular or improperly recorded exercise thereof, shall impair, affect, be a defense to or claim against such guaranty. This guaranty is a continuing guaranty and shall
(a) survive any termination of this Agreement, and (b) remain in full force and effect until payment in full of, and performance of, all Guaranteed Obligations and all other amounts payable under this guaranty. This guaranty is made for the benefit of the Bank Agents and the Banks and their successors and assigns, and may be enforced from time to time as often as occasion therefor may arise and without requirement on the part of the Bank Agents or the Banks first to exercise any rights against the Borrower, or to resort to any other source or means of obtaining payment of any of the said obligations or to elect any other remedy.

         SECTION 27.4. WAIVER. Except as otherwise specifically provided in any of the Loan Documents, the Guarantors hereby waive promptness, diligence, protest, notice of protest, all suretyship defenses, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this guaranty and any requirement that the Banks or the Bank Agents protect, secure, perfect any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrower, or any other Person. The Guarantors also irrevocably waive, to the fullest extent permitted by law, all defenses which at any time may be available to them in respect of the Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect.

         SECTION 27.5.  EXPENSES.  The Guarantors hereby promise to reimburse
(i) the Documentation Agent for all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys' fees), incurred or expended in connection with the preparation, filing or recording, or interpretation of this Guaranty, the other Loan Documents to which any Guarantor is a party, or any amendment, modification, approval, consent or waiver hereof or thereof, and (ii) the Bank Agents and the Banks and their respective affiliates for all reasonable out of pocket fees (including reasonable attorneys' fees), incurred or expended in connection with the enforcement of any Guaranteed Obligations (whether or not legal proceedings are instituted). The Guarantors will pay any taxes (including any interest and penalties in respect thereof) other than the Banks' taxes based on income or profits, payable on or with respect to the transactions contemplated by this Guaranty, the Guarantors hereby agreeing to indemnify each Bank with respect thereto.

         SECTION 27.6.  CONCERNING JOINT AND SEVERAL LIABILITY OF THE
GUARANTORS.

                 (a) Each of the Guarantors is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Bank Agents and the Banks under this Agreement, for the mutual benefit, directly and indirectly, of each of the Guarantors and in consideration of the undertakings of each other Guarantor to accept joint and several liability for the Guaranteed Obligations.

                 (b) Each of the Guarantors, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the Borrower and the other Guarantors, with respect to the payment and performance of all of the Guaranteed Obligations (including, without limitation, any Guaranteed Obligations arising under this Section 27), it being the intention of the parties hereto that all the Guaranteed Obligations shall be the joint and several Guaranteed Obligations of each of the Borrower and the Guarantors without preferences or distinction among them.

                 (c) If and to the extent that the Borrower or any Guarantor shall fail to make any payment with respect to any of the Guaranteed Obligations as and when due or to perform any of the Guaranteed Obligations in accordance with the terms thereof, then in each such event the other Guarantors will make such payment with respect to, or perform, such Guaranteed Obligation.

                 (d) The Guaranteed Obligations of each of the Guarantors under the provisions of this Section 27 constitute full recourse obligations of each of the Guarantors enforceable against each such corporation to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstance whatsoever.

                 (e) Except as otherwise expressly provided in this Agreement, each of the Guarantors hereby waives notice of acceptance of its joint and several liability, notice of any Loans made or Letters of Credit issued under this Agreement, notice of any action at any time taken or omitted by the Bank Agents or the Banks under or in respect of any of the Guaranteed Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement. Each of the Guarantors hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Guaranteed Obligations, the acceptance of any payment of any of the Guaranteed Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Bank Agents, the Issuing Bank or the Banks at any time or times in respect of any default by any of the Borrower or the Guarantors in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Bank Agents, the Issuing Bank or the Banks in respect of any of the Guaranteed Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Guaranteed Obligations or the addition, substitution or release, in whole or in part, of any of the Borrower or the Guarantors. Without limiting the generality of the foregoing, each of the Guarantors assents to any other action or delay in acting or failure to act on the part of the Banks or the Bank Agents with respect to the failure by any of the Borrower or the Guarantors to comply with any of its respective Guaranteed Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this
         Section 27, afford grounds for terminating, discharging or relieving any of the Borrower or the Guarantors, in whole or in part, from any of its Guaranteed Obligations under this Section 27, it being the intention of each of the Guarantors that, so long as any of the Guaranteed Obligations hereunder remain unsatisfied, the Guaranteed Obligations of such Guarantors under this Section 27 shall not be discharged except by performance and then only to the extent of such performance. The Guaranteed Obligations of each of the Guarantors under this Section 27 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any of the Borrower or the Guarantors or the Banks or the Bank Agents.
         The joint and several liability of the

         Guarantors hereunder shall continue in full force and effect notwithstanding any absorption, merger, consolidation, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any of the Borrowers or the Guarantors or the Banks or the Bank Agents.

                 (f) Each Guarantor shall be liable under this Agreement only for the maximum amount of such liabilities that can be incurred under applicable law without rendering this Agreement, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance and fraudulent transfer, and not for any greater amount. Accordingly, if any provisions of this Agreement creating any obligation of any Guarantor in favor of any Bank or Bank Agent shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of the Guarantors, the Bank Agents, and the Banks that any balance of the obligation created by such provision and all other obligations of the Guarantors to the Banks or the Bank Agents created by other provisions of this Agreement shall remain valid and enforceable, and that all sums not in excess of those permitted under applicable law shall remain fully collectible by the Banks and the Bank Agents from the Guarantors.

                 (g) The provisions of this Section 27 are made for the benefit of the Bank Agents and the Banks and their successors and assigns, and may be enforced in good faith by them from time to time against any or all of the Guarantors as often as occasion therefor may arise and without requirement on the part of the Bank Agents or the Banks first to marshal any of their claims or to exercise any of their rights against the Borrower or any other Guarantors or to exhaust any remedies available to them against the Borrower or any other Guarantors or to resort to any other source or means of obtaining payment of any of the obligations hereunder or to elect any other remedy. The provisions of this Section 27 shall remain in effect until all of the Guaranteed Obligations shall have been paid in full or otherwise fully satisfied and the Commitments have expired. If at any time, any payment, or any part thereof, made in respect of any of the Guaranteed Obligations, is rescinded or must otherwise be restored or returned by the Banks, or the Bank Agents upon the insolvency, bankruptcy or reorganization of the Borrower or any of the Guarantors, or otherwise, the provisions of this Section 27 will forthwith be reinstated in effect, as though such payment had not been made.

         SECTION 27.7. WAIVER Until the final payment and performance in full of all of the Obligations, none of the Guarantors shall exercise and each Guarantor hereby waives any rights such Guarantor may have against the Borrower arising as a result of payment by any Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Bank Agents or any Bank in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; none of the Guarantors will claim any setoff, recoupment or counterclaim against the Borrower in respect of any liability of any Guarantor to the Borrower; and each of the Guarantors waives any benefit of and any right to participate in any collateral security which may be held by the Bank Agents or any Bank.

         SECTION 27.8. SUBROGATION; SUBORDINATION The payment of any amounts due with respect to any indebtedness of the Borrower for money borrowed or credit received now or hereafter owed to any of the Guarantors is hereby subordinated to the prior payment in full of all of the Obligations. Each Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, such Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Borrower to such Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, any Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Banks and the Bank Agents and be paid over to the Administrative Agent, for the benefit of the Banks and the Bank Agents on account of the Obligations without affecting in any manner the liability of any of the Guarantors under the other provisions hereof.

         SECTION 27.9. NEW GUARANTORS. Any newly-created wholly-owned Subsidiary of the Borrower shall execute and deliver a guaranty agreement, in form and substance satisfactory to the Documentation Agent and the Banks, wherein the newly-created wholly-owned Subsidiary shall guaranty complete payment and performance of the Guaranteed Obligations, together with such other documentation as the Banks or the Documentation Agent may reasonably request including, without limitation, documentation with respect to conditions noted in Section 10 hereof. The Borrower and Guarantors hereby agree to pledge all of the stock of their Subsidiaries to the Documentation Agent for the benefit of the Banks.

         SECTION 28. FINAL AGREEMENT. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement under seal as of the date first set forth above.

                                     THE BORROWER:

                                     USA WASTE SERVICES, INC.

                                     By: /s/ EARL E. DEFRATES
                                         Earl E. DeFrates, Executive Vice
                                           President and Chief Financial
                                           Officer

                                     THE GUARANTORS:

                                     BEST PAK DISPOSAL, INC.
                                     BIG DIPPER ENTERPRISES, INC.
                                     BREM-AIR DISPOSAL, INC.
                                     CENTRAL ILLINOIS DISPOSAL, INC.
                                     COUNTRYSIDE LANDFILL, INC.
                                     CRYSTAL LAKE DISPOSAL, INC.
                                     CUSTOM DISPOSAL SERVICES, INC.
                                     EARTHMOVERS, INC.
                                     ELLIS-SCOTT, INC.
                                     ENVIROFIL, INC.

                                     By: /s/ EARL E. DEFRATES
                                         Earl E. DeFrates, Executive Vice
                                           President and Chief Financial
                                           Officer of each of the Companies
                                           listed above

                                   ENVIROFIL OF ILLINOIS, INC.
                                    (formerly Leroy Brown & Sons,  Inc.)
                                   ENVIROFIL SERVICES, INC.
                                   ENVIRONMENTAL WASTE OF
                                    SKAGIT COUNTY, INC.
                                   EVH CO.
                                   EWA, INC. (formerly MARCH
                                    ACQUISITION CORPORATION)
                                   FORCEES, INC.
                                   JUAN DE FUCA CORRUGATED,
                                    LTD.
                                   KITSAP COUNTY SANITARY
                                    LANDFILL, INC.
                                   LAKELAND PROPERTIES, INC.
                                   LIBERTY LANDFILL, INC.
                                   MEADOWBROOK CARTING CO.,
                                    INC.
                                   MID-JERSEY DISPOSAL CO., INC.
                                   MID-VALLEY ACQUISITION
                                    CORPORATION
                                   MISSION DISPOSAL, INC.
                                   NORTH SOUND SANITATION, INC.
                                   QUALITY RECYCLING CO., INC.
                                   SACRAMENTO VALLEY
                                    ENVIRONMENTAL WASTE
                                    COMPANY
                                   SOIL REMEDIATION OF
                                    PHILADELPHIA, INC.
                                   SOUTH SOUND SANITATION, INC.
                                   STANWOOD CAMANO DISPOSAL,  INC.
                                   STOCKTON SCAVENGERS
                                    ASSOCIATION

                                   By: /s/ EARL E. DEFRATES
                                       Earl E. DeFrates, Executive Vice
                                         President and Chief Financial
                                         Officer of each of the Companies
                                         listed above

                                       USA WASTE HAULING OF
                                        PHILADELPIA, INC.
                                       USA WASTE OF OKLAHOMA, INC.
                                        (formerly United Sanitation
                                        Associates Waste Management,
                                        Inc.)
                                       USA WASTE OF ARIZONA, INC.
                                       USA WASTE OF ILLINOIS, INC.
                                       USA WASTE OF INDIANA, INC.
                                       USA WASTE OF TEXAS, INC.
                                        (formerly USA Waste Services,
                                        Inc. of Texas)
                                       U.S.A. WASTE OF FAIRLESS
                                        HILLS, INC.
                                       CLEANSOILS FAIRLESS HILLS,
                                        INC.
                                       WEST VIRGINIA WASTE
                                        SERVICES, INC.
                                       WPP, INC.
                                       WASTE RECOVERY
                                        CORPORATION
                                       By: /s/ EARL E. DEFRATES
                                           Earl E. DeFrates, Executive Vice
                                             President and Chief Financial
                                             Officer of each of the Companies
                                             listed above

                              CHAMBERS ACQUISITION CORP.
                              CHAMBERS DEVELOPMENT
                               COMPANY, INC.
                              CHAMBERS CLEARVIEW ENVIRONMENTAL LANDFILL,
                               INC.
                              CHAMBERS DEVELOPMENT OF
                               OHIO, INC.
                              CHAMBERS DEVELOPMENT OF
                               VIRGINIA, INC.
                              CHAMBERS ENTERPRISES, INC.
                              CHAMBERS INTERNATIONAL,  INC.
                              CHAMBERS LAUREL HIGHLANDS
                               LANDFILL, INC.
                              CHAMBERS MAPLEWOOD
                               LANDFILL, INC.
                              CHAMBERS MEDICAL
                               TECHNOLOGIES, INC.
                               (incorporated 2/12/85)
                              CHAMBERS MEDICAL
                               TECHNOLOGIES, INC.
                               (incorporated 4/26/91)
                              CHAMBERS MEDICAL
                               TECHNOLOGIES OF SOUTH
                               CAROLINA, INC.
                              CHAMBERS NEW JERSEY LAND,
                               INC.
                              CHAMBERS OAKRIDGE USA
                               LANDFILL, INC.
                              CHAMBERS ORANGE COUNTY
                               LANDFILL, INC.
                              CHAMBERS RESOURCES, INC.
                              CHAMBERS RICHLAND COUNTY
                               LANDFILL, INC.
                              CHAMBERS SERVICES, INC.

                              By: /s/ EARL E. DEFRATES
                                  Earl E. DeFrates, Executive Vice
                                    President and Chief Financial
                                    Officer of each of the Companies
                                    listed above

                                    CHAMBERS SMYRNA LANDFILL,
                                     INC.
                                    CHAMBERS WASTE SYSTEMS OF
                                     CALIFORNIA, INC.
                                    CHAMBERS WASTE SYSTEMS OF
                                     FLORIDA, INC.
                                    CHAMBERS WASTE SYSTEMS OF
                                     MISSISSIPPI, INC.
                                    CHAMBERS WASTE SYSTEMS OF
                                     NEW YORK, INC.
                                    CHAMBERS WASTE SYSTEMS OF
                                     NORTH CAROLINA, INC.
                                    CHAMBERS WASTE SYSTEMS OF
                                     OHIO, INC.
                                    CHAMBERS WASTE SYSTEMS OF
                                     NEW JERSEY, INC.
                                    CHAMBERS WASTE SYSTEMS OF
                                     RHODE ISLAND, INC.
                                    CHAMBERS WASTE SYSTEMS OF
                                     SOUTH CAROLINA, INC.
                                    CHAMBERS WASTE SYSTEMS OF
                                     TEXAS, INC.
                                    CHAMBERS WASTE SYSTEMS OF
                                     VIRGINIA, INC.
                                    CHAMBERS OF DELAWARE, INC.
                                    CHAMBERS OF GEORGIA, INC.
                                    CHAMBERS OF ILLINOIS, INC.
                                    CHAMBERS OF INDIANA, INC.
                                    CHAMBERS OF NEW JERSEY,
                                     INC.
                                    CHAMBERS OF NEW JERSEY
                                     RECYCLING, INC.
                                    CHAMBERS OF MARYLAND, INC.
                                    CHAMBERS OF MASSACHUSETTS,  INC.
                                    CHAMBERS OF MISSISSIPPI, INC.

                                    By: /s/ EARL E. DEFRATES
                                        Earl E. DeFrates, Executive Vice
                                          President and Chief Financial
                                          Officer of each of the Companies
                                          listed above

                             CHAMBERS OF PENNSYLVANIA, INC.
                             CHAMBERS OF TENNESSEE, INC.
                             CHAMBERS OF WEST VIRGINIA, INC.
                             DAUPHIN MEADOWS, INC.
                             THE H. SIENKNECHT CO.
                             LCS SERVICES, INC.
                             WILLIAM H. MARTIN, INC.
                             MORRIS COUNTY TRANSFER
                              STATION, INC.
                             RAIL-IT CORPORATION
                             REMOTE LANDFILL SERVICES,
                              INC.
                             CDC SERVICES, INC.
                             SOUTHERN ALLEGHENIES
                              DISPOSAL SERVICES, INC.
                             U.S. SERVICES CORPORATION
                             U.S. UTILITIES SERVICES CORP.
                             CHAMBERS R & B LANDFILL,
                              INC.

                             By: /s/ EARL E. DEFRATES
                                 Earl E. DeFrates, Executive Vice
                                   President and Chief Financial
                                   Officer of each of the Companies
                                   listed above

                             RAIL-IT LIMITED PARTNERSHIP
                             By: Rail-It Corporation, Its General Partner


                                   By: /s/ EARL E. DEFRATES
                                   Title: Vice President

                              THE BANKS AND AGENTS:

                              THE FIRST NATIONAL BANK OF
                              BOSTON, Individually and as
                              Documentation Agent and Issuing
                              Bank and as Agent

                              By: /s/ C. PRICHARD
                              Title: Managing Director

                              BANK OF AMERICA, ILLINOIS,
                              Individually and as Agent

                              By: /s/ ROBERT P. RESPRIMLI
                              Title: Vice President

                              MORGAN GUARANTY TRUST
                              COMPANY OF NEW YORK,
                              Individually and as the Administrative
                              Agent

                              By: /s/ LAURA E. REIM
                              Title: Vice President

                              J.P. MORGAN SECURITIES INC.,
                              as Agent

                              By: /s/ E. O. JIRANCINI
                              Title: Vice President